                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-43278

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 6, 2000

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                                  $275,000,000

                         ABFS MORTGAGE LOAN TRUST 2000-4
                      MORTGAGE-BACKED NOTES, SERIES 2000-4
                        $275,000,000 7.05% CLASS A NOTES
                              [GRAPHIC OMITTED](R)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    Depositor

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 ---------------------------    THE TRUST FUND --
| YOU SHOULD READ THE       |
| SECTION ENTITLED "RISK    |   o  The trust fund consists primarily of a pool
| FACTORS" STARTING ON PAGE |      of fixed-rate business and consumer purpose
| S-3 OF THIS PROSPECTUS    |      home equity loans secured by first- or
| SUPPLEMENT AND PAGE 3 OF  |      second-lien mortgages on residential real
| THE ACCOMPANYING          |      properties and to a limited extent, loans
| PROSPECTUS AND CONSIDER   |      secured by commercial real properties.
| THESE FACTORS BEFORE      |
| MAKING A DECISION TO      |   THE NOTES --
| INVEST IN THE NOTES.      |
|                           |   o  The notes will be secured primarily by a
| The notes represent       |      pledge of the pool of mortgage loans.
| non-recourse obligations  |
| of the trust only and are |   CREDIT ENHANCEMENT --
| not interests in or       |
| obligations of any other  |   o  The notes will be unconditionally and
| person.                   |      irrevocably guaranteed as to the timely
|                           |      payment of interest and as to specified
| Neither the notes nor the |      payments of principal pursuant to the terms
| underlying mortgage loans |      of a financial guaranty insurance policy to
| will be insured or        |      be issued by
| guaranteed by any         |
| governmental agency or    |               [AMBAC GRAPHIC OMITTED]
| instrumentality.          |
 ---------------------------    o  Excess interest will be used in the early
                                   years of the transaction to create and build over-collateralization.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The notes offered by this prospectus supplement will be purchased by Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the issuer from the sale of the notes are anticipated to be approximately $274,289,098 before the deduction of expenses payable by the issuer, estimated to be approximately $500,000. The notes will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about December 21, 2000.

BEAR, STEARNS & CO. INC.                              MORGAN STANLEY DEAN WITTER

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 6, 2000

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

         We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

SUMMARY......................................................................S-1
RISK FACTORS.................................................................S-3
TRANSACTION OVERVIEW.........................................................S-5
   Parties...................................................................S-5
   The Transaction...........................................................S-6
THE MORTGAGE LOAN POOL.......................................................S-7
THE ORIGINATORS, THE SELLER AND THE SERVICER................................S-14
   The Originators..........................................................S-14
   Marketing Strategy.......................................................S-18
   Underwriting Procedures and Practices....................................S-19
   The Servicer.............................................................S-21
   Delinquency and Loan Loss Experience.....................................S-22
THE OWNER TRUSTEE...........................................................S-24
THE INDENTURE TRUSTEE AND THE COLLATERAL AGENT..............................S-24
DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES.........................S-25
   Book-Entry Registration..................................................S-25
   Definitive Notes.........................................................S-29
   Assignment and Pledge of the Mortgage Loans..............................S-29
   Delivery of Mortgage Loan Documents......................................S-30
   Representations and Warranties of the Seller.............................S-31
   Payments on the Mortgage Loans...........................................S-33
   Over-collateralization Provisions........................................S-35
   Flow of Funds............................................................S-36
   Indenture Events of Default..............................................S-36
   Reports to Noteholders...................................................S-37
   Amendment................................................................S-38
SERVICING OF THE MORTGAGE LOANS.............................................S-38
   Servicing Fees and Other Compensation and Payment of Expenses............S-38
   Periodic Advances and Servicer Advances..................................S-39
   Prepayment Interest Shortfalls...........................................S-39
   Relief Act Shortfalls....................................................S-40
   Optional Purchase of Delinquent Mortgage Loans...........................S-40
   Servicer Reports.........................................................S-40
   Collection and Other Servicing Procedures................................S-41
   Hazard Insurance.........................................................S-41
   Realization Upon Defaulted Mortgage Loans................................S-42
   Removal and Resignation of the Servicer..................................S-42
   Optional Clean-up Call on the Notes......................................S-44
   Termination; Purchase of Mortgage Loans..................................S-44
THE POLICY..................................................................S-44
   Drawings Under the Policy................................................S-45
THE NOTE INSURER............................................................S-45
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-47
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................................S-50
   Treatment of the Notes...................................................S-50
ERISA CONSIDERATIONS........................................................S-51
LEGAL INVESTMENT............................................................S-52
PLAN OF DISTRIBUTION........................................................S-52
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................S-53
ADDITIONAL INFORMATION......................................................S-54
EXPERTS.....................................................................S-54
LEGAL MATTERS...............................................................S-54
RATINGS.....................................................................S-54
GLOSSARY....................................................................S-55

                                   PROSPECTUS

RISK FACTORS...................................................................3
DESCRIPTION OF THE SECURITIES..................................................8
THE TRUST FUNDS...............................................................13
ENHANCEMENT...................................................................22
SERVICING OF LOANS............................................................25
THE AGREEMENTS................................................................32
CERTAIN LEGAL ASPECTS OF THE LOANS............................................42
THE DEPOSITOR.................................................................53
USE OF PROCEEDS...............................................................53
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.....................................53
STATE TAX CONSIDERATIONS......................................................76
FASIT SECURITIES..............................................................76
ERISA CONSIDERATIONS..........................................................80
LEGAL MATTERS.................................................................86
FINANCIAL INFORMATION.........................................................86
AVAILABLE INFORMATION.........................................................86
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................86
RATING........................................................................87
LEGAL INVESTMENT..............................................................88
PLAN OF DISTRIBUTION..........................................................88
INDEX OF DEFINED TERMS........................................................89

                                      S-iii
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                                     SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the notes.

            ---------------------------------------------------------

THE NOTES AND THE TRUST CERTIFICATES

The ABFS Mortgage Loan Trust 2000-4 will issue one class of its mortgage-backed notes, series 2000-4: the class A notes. The class A notes will be secured by the assets of the trust, which consist primarily of the mortgage loans. The notes are being offered to you by this prospectus supplement.

The trust will also issue one class of trust certificates, representing the entire beneficial ownership interest in the trust. The holder of a trust certificate is entitled to receive specified payments consisting of excess interest from the mortgage loans, but only after all other payments have been made in respect of the notes. The trust certificates are not offered by this prospectus supplement.

PAYMENTS

Payments on the notes will be on the 15th day of each month, or, if such 15th day is not a business day, on the next business day, beginning on January 16, 2001, to the holders of record on the preceding record date.

The record date for the notes will be the last business day of the month preceding the related payment date, or, in the case of the January 16, 2001 payment date, the closing date.

PAYMENTS OF INTEREST

On each payment date, the notes are entitled to receive current interest.

o Current Interest. The current interest for a payment date is the interest which accrues on the notes at the note rate on the outstanding principal balance of the notes during the accrual period.

o Accrual Period. The accrual period for the notes is the calendar month preceding the payment date.

All computations of interest accrued on the notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

PAYMENTS OF PRINCIPAL

The holders of the notes are entitled to receive payments of principal on each payment date which generally reflects the collections of principal on the mortgage loans during the preceding calendar month.

In addition, in accordance with the over-collateralization features of the transaction, holders may also receive extra payments of principal from the excess interest on that payment date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the notes consists solely of:

o    excess spread,

o    over-collateralization, and

o    the note insurance policy.

THE MORTGAGE LOANS

The mortgage loans to be included in the trust estate will be primarily fixed-rate, closed-end, monthly pay, business purpose loans and consumer purpose home equity loans secured by first or second mortgages or deeds of trust on residential or commercial real properties.

On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans will be approximately $275,000,000.

SERVICING OF THE MORTGAGE LOANS

American Business Credit, Inc. will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the note insurer and the holders of the notes.

OPTION OF THE CERTIFICATEHOLDERS TO CALL THE NOTES

The majority holder of the trust certificates may, at its option, call the notes on any payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate original principal balance of the mortgage loans as of the cut-off date. If such holder does not exercise its right to call the notes on the first payment date on which it is entitled to do so, the servicer will have the right to call the notes. If the notes are not called on the first payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate original principal balance of the mortgage loans as of the cut-off date, the interest rate payable on the notes will be increased as described herein. The note insurer must consent to the call on the notes if the call would result in a draw under the policy.

ERISA CONSIDERATIONS

Subject to the conditions described under "ERISA Considerations" herein, the notes may be purchased by any employee benefit plan or other retirement arrangement subject to ERISA or the Internal Revenue Code.

FEDERAL INCOME TAX STATUS

It is the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the trust, that for federal income tax purposes

o    the notes will be characterized as indebtedness, and

o the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

LEGAL INVESTMENT

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

RATINGS

In order to be issued, the notes must be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, taking into account the note insurance policy issued with respect to the notes. These ratings may be lowered, qualified or withdrawn by the rating agencies.

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes. Unless otherwise noted, all statistical percentages are based upon the mortgage loan pool that existed on a statistical calculation date of November 9, 2000.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

         The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources such as commercial banks. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the notes may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

         The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. The mortgaged properties underlying the mortgage loans are located primarily on the eastern seaboard of the United States. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

         In particular, the following percentages of mortgage loans on the statistical calculation date were secured by mortgaged properties located in the following states:

            NEW YORK          NEW JERSEY        PENNSYLVANIA         FLORIDA
            --------          ----------        ------------         -------
             26.41%             13.21%             8.42%              7.65%

         Because of the relative geographic concentration of the mortgage loans within the States of New York, New Jersey, Pennsylvania and Florida, losses on the mortgage loans may be higher than would be the case if the mortgage loans were more geographically diversified. For example, certain of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential or commercial properties located in other parts of the country. In addition, the economies of New York, New Jersey, Pennsylvania and Florida may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the New York, New Jersey, Pennsylvania and Florida residential or commercial real estate markets experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and such increase may be substantial.

A PORTION OF THE MORTGAGE LOANS REQUIRE LARGE BALLOON PAYMENTS AT MATURITY; THESE BALLOON LOANS MAY INVOLVE A GREATER RISK OF DEFAULT DUE TO THESE LARGE PAYMENTS, WHICH COULD LEAD TO LOSSES ON YOUR NOTES.

         Approximately 46.00% of the mortgage loans on the statistical calculation date are not fully amortized over their terms and instead require substantial balloon payments on their maturity dates. Because the principal balances of these balloon loans do not fully amortize over their term, these balloon loans may involve greater risks of default than mortgage loans whose principal balance is fully amortized over the term of the mortgage loan. The borrower's ability to pay the balloon amount due at maturity of his or her balloon loan will depend on the borrower's ability to obtain adequate refinancing or funds from other sources to repay the balloon loan. The originators have only limited historical default data with respect to their balloon loans and they do not believe that their data is sufficient to predict the default experience of the balloon loans.

         Even assuming that the mortgaged properties provide adequate security for the balloon loans, substantial delays and foreclosure costs could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds by the holders of the notes could occur.

A PORTION OF THE MORTGAGE LOANS ARE SECURED BY SUBORDINATE MORTGAGES; IN THE EVENT OF A DEFAULT, THESE MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES.

         Approximately 15.18% of the mortgage loans on the statistical calculation date are secured by subordinate or junior mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing business and consumer purpose home equity loans in its portfolio, the servicer will generally satisfy or reinstate each such first mortgage at or prior to the foreclosure sale only to the extent that it determines any amount so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

         An overall decline in the residential or commercial real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the mortgage loans, together with the primary senior financing thereon, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of the mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan after satisfaction of any senior liens.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE PAYMENT OF INTEREST ON YOUR NOTE.

         The scheduled monthly payment dates with respect to the mortgage loans occur throughout a month. When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the notes once a month on the payment date which follows the calendar month in which such prepayment was received by the servicer. The servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the notes that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on such mortgage loan, but only to the extent of the servicing fees for such mortgage loan for such calendar month.

         If the servicer fails to make such payments or the shortfall exceeds the servicing fee, there will be less funds available for the payment of interest on the notes. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the notes, are not covered by the policy.

BECAUSE THE RATINGS OF THE NOTES ARE DEPENDENT UPON THE CREDITWORTHINESS OF THE
NOTE INSURER, A DOWNGRADE OF THE NOTE INSURER COULD CAUSE A DOWNGRADE OF THE NOTES.

         The ratings of the notes will depend primarily on the creditworthiness of the note insurer as the provider of the policy relating to the notes. Any reduction in the note insurer's insurance financial strength and claims-paying ability ratings could result in a reduction of the ratings on the notes.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

                              TRANSACTION OVERVIEW

PARTIES

         The Trust. ABFS Mortgage Loan Trust 2000-4, a Delaware statutory business trust. The principal executive office of the trust is in Wilmington, Delaware, in care of the owner trustee, at the address of the owner trustee specified below.

         The Depositor. Bear Stearns Asset Backed Securities, Inc., a Delaware corporation. The principal executive office of the depositor is located at 245 Park Avenue, 4th Floor, New York, New York 10167, and its telephone number is
(212) 272-2000.

         The Seller. ABFS 2000-4, Inc., a Delaware corporation. The principal executive office of the seller is at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, and its telephone number is (302) 478-6160.

         The Originators. American Business Credit, Inc., a Pennsylvania corporation, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, a Pennsylvania corporation, and New Jersey Mortgage and Investment Corp., a New Jersey corporation, originated or purchased the mortgage loans. For a description of the business of the originators, see "The Originators, the Seller and the Servicer" herein.

         The Servicer and the Subservicers. American Business Credit will act as servicer of the mortgage loans, and Upland Mortgage and New Jersey Mortgage will act as subservicers with respect to different portions of the mortgage loans. For a description of the business of the servicer, see "The Originators, the Seller and the Servicer" herein.

         The Indenture Trustee and the Collateral Agent. The Chase Manhattan Bank, a New York banking corporation. The corporate trust office of the indenture trustee is located at 450 West 33rd Street, 14th Floor, New York, New York 10001 and its telephone number is (212) 946-3200. For a description of the indenture trustee and the collateral agent, see "The Indenture Trustee and the Collateral Agent" herein.

         The Owner Trustee. First Union Trust Company, National Association, a national banking association. The corporate trust office of the owner trustee is located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (302) 888-7539. For a description of the owner trustee and its responsibilities with respect to the notes and the mortgage loans, see "The Owner Trustee" herein.

         The Note Insurer. Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation. The note insurer will issue a financial guaranty insurance policy for the benefit of the holders of the notes. For a description of the business and selected financial information of the note insurer, see "The Policy" and "The Note Insurer" herein.

         The Rating Agencies. Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the notes.

THE TRANSACTION

         Formation of the Trust and Issuance of the Trust Certificates. The trust will be formed pursuant to the terms of a Trust Agreement, dated as of December 1, 2000, between the owner trustee, the depositor and the seller and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the Trust Agreement, the trust will also issue one class of trust certificates, evidencing the entire beneficial ownership interest in the trust.

         Sale and Servicing of the Mortgage Loans. The mortgage loans have been originated or purchased by the originators pursuant to their respective underwriting guidelines, as described herein under "The Originators, the Seller and the Servicer." The originators will sell the mortgage loans to the seller, and the seller will sell the mortgage loans to the depositor pursuant to an Unaffiliated Seller's Agreement, dated as of December 1, 2000, among the originators, the seller and the depositor. The depositor will sell the mortgage loans to the trust pursuant to a Sale and Servicing Agreement, dated as of December 1, 2000, among the depositor, the trust, the servicer, the collateral agent and the indenture trustee. The servicer will service the mortgage loans pursuant to the terms of the Sale and Servicing Agreement.

         Issuance of the Notes. Pursuant to the terms of an Indenture, dated as of December 1, 2000, between the trust and the indenture trustee, the trust will pledge the trust estate to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.

         Issuance of the Policy. The note insurer will issue the policy pursuant to the terms of an Insurance and Indemnity Agreement, dated as of December 21, 2000, among the note insurer, the trust, the depositor, the seller, the originators, the servicer and the indenture trustee.

                             THE MORTGAGE LOAN POOL

         Difference between Statistical Calculation Date and Closing Date Pool. The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans that existed on a statistical calculation date, in this case November 9, 2000. The mortgage loans aggregated $239,995,183.40 as of the statistical calculation date. The seller expects that the actual closing date mortgage loan pool will represent approximately $275,000,000 in aggregate principal balance of mortgage loans, measured as of the Cut-Off Date. The additional mortgage loans will represent mortgage loans acquired or to be acquired by the trust on or prior to the closing date. On the closing date, in addition to the mortgage loans included in the statistical information as of the statistical calculation date, the seller expects to deliver a substantial amount of additional mortgage loans that will have been originated after the statistical calculation date but before the closing date. In addition, with respect to the mortgage loan pool as of the statistical calculation date as to which statistical information is presented herein, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool will vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.

         The mortgage loans will be predominantly business or consumer purpose residential home equity loans used to refinance an existing mortgage loan, to consolidate debt, or to obtain cash proceeds in order to provide funds for working capital for business, business expansion, equipment acquisition, or personal acquisitions by borrowing against the mortgagor's equity in the related mortgaged property. The mortgaged properties securing the mortgage loans consist primarily of single-family residences -- which may be detached, part of a multi-family dwelling, a condominium unit, a townhouse, a manufactured home or a unit in a planned unit development -- and commercial multiple purpose, or mixed use properties. The mortgaged properties may be owner-occupied properties, which include second and vacation homes, non-owner occupied investment properties or business purpose properties.

         Approximately 83.98% of the mortgage loans have a prepayment fee clause. Such prepayment fee clauses generally provide that the mortgagor pay, upon prepayment, one or more of the following:

         o a fee equal to a percentage, which is negotiated at origination, of the outstanding principal balance of the mortgage loan;

         o a fee which is designed to allow the holder of the mortgage note to earn interest on the mortgage loan as if the mortgage loan remained outstanding until a designated point in time; or

         o a fee equal to the amount of interest on the outstanding principal balance of the mortgage loan calculated pursuant to a rule of 78's calculation, which has the effect of requiring the mortgagor to pay a greater amount of interest earlier than would be required to be paid if the actuarial method of calculating interest was utilized.

         The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are approximate and are measured by the aggregate principal balance of the mortgage loans as of the statistical calculation date.

         The combined loan-to-value ratios, or CLTV's, described herein were calculated based upon the appraised values of the related mortgaged properties used for loan origination. No assurance can be given that such appraised values of the mortgaged properties have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those historically experienced by the servicer, as set forth below under "The Originators, the Seller and the Servicer -- Delinquency and Loan Loss Experience," and in the mortgage lending industry generally.

         The Mortgage Loan Pool . As of the statistical calculation date, the mortgage loans had the following characteristics:

         o there were 2,982 mortgage loans under which the related mortgaged properties are located in 34 states and the District of Columbia;

         o the aggregate principal balance, after application of all payments due on or before the statistical calculation date, was $239,995,183.40;

         o the minimum principal balance was $9,801.79, the maximum principal balance was $581,000.00 and the average principal balance was $80,481.28;

         o the mortgage interest rates ranged from 9.650% to 16.990% per annum, and the weighted average mortgage interest rate was approximately 12.023% per annum;

         o the original term to stated maturity ranged from 36 months to 360 months and the weighted average original term to stated maturity was approximately 245 months;

         o the remaining term to stated maturity ranged from 35 months to 360 months and the weighted average remaining term to stated maturity was approximately 244 months;

         o approximately 54.00% of the mortgage loans by aggregate principal balance require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 46.00% of the mortgage loans by aggregate principal balance are balloon loans;

         o    the weighted average CLTV was approximately 76.27%;

         o approximately 84.82% of the mortgage loans by aggregate principal balance are secured by first liens, and approximately 15.18% of the mortgage loans by aggregate principal balance are secured by second liens; and

         o approximately 26.41%, 13.21%, 8.42% and 7.65% of the mortgage loans by aggregate principal balance are secured by mortgaged properties located in the States of New York, New Jersey, Pennsylvania and Florida, respectively.

         The following tables set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                          AGGREGATE UNPAID           % OF STATISTICAL CALCULATION DATE
         STATE            NUMBER OF MORTGAGE LOANS       PRINCIPAL BALANCE              AGGREGATE PRINCIPAL BALANCE
         -----            ------------------------       -----------------              ---------------------------
New York                            621                 $   63,375,073.47                         26.41%
New Jersey                          365                     31,709,459.43                         13.21
Pennsylvania                        362                     20,218,129.65                          8.42
Florida                             243                     18,369,906.15                          7.65
Ohio                                192                     12,247,078.26                          5.10
Massachusetts                       134                     11,669,109.00                          4.86
Illinois                            142                     10,600,084.78                          4.42
Virginia                             92                      8,383,749.25                          3.49
North Carolina                      104                      8,035,233.21                          3.35
Georgia                             108                      7,844,766.26                          3.27
Michigan                             95                      6,883,989.77                          2.87
Maryland                             62                      6,712,285.26                          2.80
Other                               462                     33,946,318.91                         14.14
                                  -----                 -----------------                        ------
         Total                    2,982                 $  239,995,183.40                        100.00%
                                  =====                 =================                        ======


o "Other" includes states and the District of Columbia with under 2.00% individual concentrations of the mortgage loans.

                           DISTRIBUTION OF CLTV RATIOS

                                              NUMBER OF          AGGREGATE UNPAID         % OF STATISTICAL CALCULATION DATE
           CLTV RATIO RANGE                MORTGAGE LOANS        PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
           ----------------                --------------        -----------------           ---------------------------
    0.01%  =<  CLTV < =      40.00%                155         $     7,924,459.85                           3.30%
   40.01   =<  CLTV < =      50.00                 141               7,716,459.80                           3.22
   50.01   =<  CLTV < =      60.00                 201              13,657,084.58                           5.69
   60.01   =<  CLTV < =      70.00                 412              31,394,507.15                          13.08
   70.01   =<  CLTV < =      80.00                 910              77,785,744.53                          32.41
   80.01   =<  CLTV < =      90.00               1,153             101,154,654.92                          42.15
   90.01   =<  CLTV < =     100.00                  10                 362,272.57                           0.15
                                                 -----         ------------------                         ------
         Total                                   2,982         $   239,995,183.40                         100.00%
                                                 =====         ==================                         ======

o The minimum and maximum combined loan-to-value ratios of the mortgage loans as of the statistical calculation date are approximately 7.80% and 100.00% respectively, and the weighted average combined loan-to-value ratio of the mortgage loans as of the statistical calculation date is approximately 76.27%.


                      DISTRIBUTION OF GROSS INTEREST RATES

               RANGE OF GROSS                        NUMBER OF           AGGREGATE UNPAID       % OF STATISTICAL CALCULATION DATE
               INTEREST RATES                     MORTGAGE LOANS        PRINCIPAL BALANCE          AGGREGATE PRINCIPAL BALANCE
               --------------                     --------------        -----------------          ---------------------------
   9.000% =< Gross Coupon <=    9.999%                  120            $   14,868,732.81                        6.20%
  10.000  =< Gross Coupon <=   10.999                   622                64,547,144.65                       26.90
  11.000  =< Gross Coupon <=   11.999                   866                76,632,163.67                       31.93
  12.000  =< Gross Coupon <=   12.999                   582                38,447,368.62                       16.02
  13.000  =< Gross Coupon <=   13.999                   387                17,094,983.01                        7.12
  14.000  =< Gross Coupon <=   14.999                   165                 7,599,767.83                        3.17
  15.000  =< Gross Coupon <=   15.999                    33                 3,398,202.38                        1.42
  16.000  =< Gross Coupon <=   16.999                   207                17,406,820.43                        7.25
                                                      -----            -----------------                      ------
         Total                                        2,982            $  239,995,183.40                      100.00%
                                                      =====            =================                      ======

o The weighted average gross interest rate of the mortgage loans as of the statistical calculation date is approximately 12.023%.

                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY
                                   (IN MONTHS)

       RANGE OF ORIGINAL TERM            NUMBER OF         AGGREGATE UNPAID         % OF STATISTICAL CALCULATION DATE
            (IN MONTHS)               MORTGAGE LOANS      PRINCIPAL BALANCE            AGGREGATE PRINCIPAL BALANCE
            -----------               --------------      -----------------            ---------------------------
     0  =< Orig. Term    <=    60              43        $     1,759,920.01                          0.73%
    61  =< Orig. Term    <=   120             242             11,262,727.02                          4.69
   121  =< Orig. Term    <=   180           1,102             82,157,373.65                         34.23
   181  =< Orig. Term    <=   240             975             74,332,294.67                         30.97
   241  =< Orig. Term    <=   300              79              8,058,999.12                          3.36
   301  =< Orig. Term    <=   360             541             62,423,868.93                         26.01
                                             -----       ------------------                        ------
         Total                               2,982       $   239,995,183.40                        100.00%
                                             =====       ==================                        ======

o The weighted average original term to maturity of the mortgage loans as of the statistical calculation date is approximately 245 months.


                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                                   (in months)

          RANGE OF REMAINING TERM                 NUMBER OF           AGGREGATE UNPAID        % OF STATISTICAL CALCULATION DATE
                (IN MONTHS)                     MORTGAGE LOANS       PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
                -----------                     --------------       -----------------           ---------------------------
       0 =< Rem. Term     <=    60                      43            $     1,759,920.01                     0.73%
      61 =< Rem. Term     <=   120                     242                 11,262,727.02                     4.69
     121 =< Rem. Term     <=   180                   1,102                 82,157,373.65                    34.23
     181 =< Rem. Term     <=   240                     975                 74,332,294.67                    30.97
     241 =< Rem. Term     <=   300                      79                  8,058,999.12                     3.36
     301 =< Rem. Term     <=   360                     541                 62,423,868.93                    26.01
                                                     -----            ------------------                   ------
         Total                                       2,982            $   239,995,183.40                   100.00%
                                                     =====            ==================                   ======

o The weighted average remaining term to maturity of the mortgage loans as of the statistical calculation date is approximately 244 months.

                   DISTRIBUTION OF ORIGINAL PRINCIPAL BALANCES

            RANGE OF ORIGINAL                   NUMBER OF           AGGREGATE UNPAID        % OF STATISTICAL CALCULATION DATE
           PRINCIPAL BALANCES                 MORTGAGE LOANS       PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
           ------------------                 --------------       -----------------           ---------------------------
       $1  =< Balance   <=  $25,000                285                  $6,053,278.02                      2.52%
   25,001  =< Balance   <=    50,000               876                  32,845,296.03                     13.69
   50,001  =< Balance   <=    75,000               680                  42,127,109.41                     17.55
   75,001  =< Balance   <=  100,000                381                  33,086,194.03                     13.79
  100,001  =< Balance   <=  125,000                243                  27,438,025.78                     11.43
  125,001  =< Balance   <=  150,000                146                  20,250,022.18                      8.44
  150,001  =< Balance   <=  175,000                110                  17,928,002.13                      7.47
  175,001  =< Balance   <=  200,000                 83                  15,521,340.10                      6.47
  200,001  =< Balance   <=  225,000                 68                  14,493,931.23                      6.04
  225,001  =< Balance   <=  250,000                 43                  10,312,465.65                      4.30
  250,001  =< Balance   <=  275,000                 25                   6,507,356.42                      2.71
  275,001  =< Balance                               42                  13,432,162.42                      5.60
                                                  -----               ---------------                    ------
         Total                                    2,982               $239,995,183.40                    100.00%
                                                  =====               ===============                    ======

o The average original principal balance of the mortgage loans as of the statistical calculation date is approximately $80,580.35.


                   DISTRIBUTION OF CURRENT PRINCIPAL BALANCES

             RANGE OF CURRENT                    NUMBER OF          AGGREGATE UNPAID        % OF STATISTICAL CALCULATION DATE
            PRINCIPAL BALANCES                MORTGAGE LOANS       PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
            ------------------                --------------       -----------------           ---------------------------
       $1  =< Balance   <=  $25,000                 288                 $6,127,904.49                      2.55%
   25,001  =< Balance   <=    50,000                877                 32,970,298.25                     13.74
   50,001  =< Balance   <=    75,000                677                 42,002,247.04                     17.50
   75,001  =< Balance   <=  100,000                 380                 33,011,427.71                     13.76
  100,001  =< Balance   <=  125,000                 243                 27,438,025.78                     11.43
  125,001  =< Balance   <=  150,000                 146                 20,250,022.18                      8.44
  150,001  =< Balance   <=  175,000                 110                 17,928,002.13                      7.47
  175,001  =< Balance   <=  200,000                 84                  15,721,146.46                      6.55
  200,001  =< Balance   <=  225,000                 67                  14,294,124.87                      5.96
  225,001  =< Balance   <=  250,000                 43                  10,312,465.65                      4.30
  250,001  =< Balance   <=  275,000                 26                   6,782,283.35                      2.83
  275,001  =< Balance                               41                  13,157,235.49                      5.48
                                                   -----              ---------------                    ------
         Total                                     2,982              $239,995,183.40                    100.00%
                                                   =====              ===============                    ======

o The average current principal balance of the mortgage loans as of the statistical calculation date is approximately $80,481.28.

                           DISTRIBUTION BY LIEN STATUS

                                         NUMBER OF          AGGREGATE UNPAID         % OF STATISTICAL CALCULATION DATE
           LIEN STATUS                MORTGAGE LOANS        PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
           -----------                --------------        -----------------           ---------------------------
First Lien                                 2,205           $    203,558,895.68                      84.82%
Second Lien                                  777                 36,436,287.72                      15.18
                                           -----           -------------------                     ------
         Total                             2,982           $    239,995,183.40                     100.00%
                                           =====           ===================                     ======


                        DISTRIBUTION BY AMORTIZATION TYPE

                                         NUMBER OF           AGGREGATE UNPAID         % OF STATISTICAL CALCULATION DATE
        AMORTIZATION TYPE              MORTGAGE LOANS        PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
        -----------------              --------------        -----------------           ---------------------------
Fully Amortizing                            1,635           $   129,609,012.74                     54.00%
Balloon Loans                               1,347               110,386,170.66                     46.00
                                            -----           ------------------                    ------
         Total                              2,982           $   239,995,183.40                    100.00%
                                            =====           ==================                    ======

                        DISTRIBUTION BY OCCUPANCY STATUS

                                         NUMBER OF          AGGREGATE UNPAID        % OF STATISTICAL CALCULATION DATE
         OCCUPANCY STATUS             MORTGAGE LOANS        PRINCIPAL BALANCE          AGGREGATE PRINCIPAL BALANCE
         ----------------             --------------        -----------------          ---------------------------
Owner Occupied                              2,704                $215,256,925.44                    89.69%
Non-Owner Occupied                            176                  14,369,711.79                     5.99
Other                                          80                   8,514,616.86                     3.55
Second Home                                    22                   1,853,929.31                     0.77
                                            -----                ---------------                   ------
         Total                              2,982                $239,995,183.40                   100.00%
                                            =====                ===============                   ======

                          DISTRIBUTION BY PROPERTY TYPE

                                         NUMBER OF          AGGREGATE UNPAID        % OF STATISTICAL CALCULATION DATE
          PROPERTY TYPE               MORTGAGE LOANS       PRINCIPAL BALANCE           AGGREGATE PRINCIPAL BALANCE
          -------------               --------------       -----------------           ---------------------------
Single Family                               2,172            $165,449,040.48                       68.94%
2-4 Family                                    328              36,977,534.26                       15.41
Townhouse                                     194              10,664,446.41                        4.44
Mixed Use                                      82               8,403,165.95                        3.50
Condominium                                    87               6,017,254.77                        2.51
Planned Unit Development                       43               4,693,100.36                        1.96
Commercial                                     29               3,653,398.11                        1.52
Manufactured Housing                           34               2,220,743.01                        0.93
Multi-Family                                   13               1,916,500.05                        0.80
                                            -----            ---------------                      ------
         Total                              2,982            $239,995,183.40                      100.00%
                                            =====            ===============                      ======

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

         American Business Credit, the servicer and an originator, is a wholly-owned subsidiary of American Business Financial Services, Inc. Upland Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. New Jersey Mortgage, an originator and a subservicer, is a wholly-owned subsidiary of American Business Credit. The seller is owned by American Business Financial Services, Inc.

         American Business Financial Services is a financial services holding company operating, through its subsidiaries, primarily in the eastern half of the United States. American Business Financial Services, through American Business Credit, originates, sells and services loans to businesses secured by real estate and other business assets, and, through Upland Mortgage and New Jersey Mortgage, originates, sells and services non-conforming mortgage loans, typically to credit impaired borrowers, secured by mortgages on single-family residences. In addition, Upland Mortgage operates a bank alliance program with several financial institutions pursuant to which Upland Mortgage will purchase home equity loans that do not meet the underwriting guidelines of the selling institution, but meet Upland Mortgage's underwriting criteria.

         American Business Financial Services' customers currently consist primarily of two groups. The first category of customers includes credit impaired borrowers who generally are unable to obtain financing from banks or savings and loan associations that have historically provided loans only to individuals with the most favorable credit characteristics. These borrowers generally have impaired or unsubstantiated credit characteristics and/or unverifiable income and respond favorably to American Business Financial Services' marketing efforts. The second category of customers includes borrowers who would qualify for loans from traditional lending sources but elect to utilize American Business Financial Services' products and services. American Business Financial Services' experience has indicated that these borrowers are attracted to American Business Financial Services' loan products as a result of its marketing efforts, the personalized service provided by American Business Financial Services' staff of lending officers and the timely response to loan requests. Historically, both categories of customers have been willing to pay American Business Financial Services' origination fees and interest rates which are generally higher than those charged by traditional lending sources. American Business Financial Services also markets mortgage loans to borrowers with favorable credit histories.

         American Business Financial Services was incorporated in Delaware in 1985. American Business Financial Services is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "ABFI." The principal executive offices of American Business Financial Services and its operating entities are located at Balapointe Office Centre, 111 Presidential Boulevard, Suite 127, Bala Cynwyd, Pennsylvania 19004. Its telephone number at such address is (610) 668-2440.

THE ORIGINATORS

         The mortgage loans were or will be originated or purchased by the originators directly in the ordinary course of their business. The originators may originate or purchase loans in up to 47 states and the District of Columbia. The originators' primary source of loan product is retail marketing, directly targeting small businesses and consumers through various advertising media.

         The business purpose mortgage loans were or will be originated by American Business Credit, except for mortgage loans which are secured by properties located in states where the originating or purchasing of mortgage loans requires a mortgage banking license, in which case Upland Mortgage has or will originate or purchase such mortgage loans. The consumer purpose mortgage loans were or will be originated or purchased by Upland Mortgage and New Jersey Mortgage.

         American Business Credit. American Business Credit originates, services and sells business purpose loans collateralized by real estate. American Business Credit's operating subsidiaries include:

o   Upland Mortgage, a consumer purpose residential mortgage company;

o Processing Service Center, Inc., a loan processor for home equity loans generated by the bank alliance program;

o   American Business Leasing, Inc., a small-ticket equipment leasing company;

o   Tiger Relocation Company, a holder of foreclosed real estate;

o   New Jersey Mortgage, a residential mortgage company; and

o   NJLQ Holdings, Inc., a holder of foreclosed liquor licenses in New Jersey.

         American Business Credit was incorporated in 1988 pursuant to the laws of the Commonwealth of Pennsylvania and maintains its corporate headquarters in the metropolitan Philadelphia area.

         American Business Credit currently originates business purpose loans on a regular basis in Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Maryland, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia through a network of salespeople and its business loan web site, www.abceasyloan.com. American Business Credit focuses its marketing efforts on small businesses who do not meet all of the credit criteria of commercial banks and small businesses that its research indicates may be predisposed to using its products and services.

         American Business Credit originates business purpose loans to corporations, partnerships, sole proprietors and other business entities for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition and debt consolidation. American Business Credit does not target any particular industries or trade groups and, in fact, take precautions against concentration of loans in any one industry group. All business purpose loans generally are secured by a first or second mortgage lien on a principal residence of the borrower or a guarantor of the borrower or some other parcel of real property, such as office and apartment buildings and mixed use buildings, owned by the borrower, a principal of the borrower, or a guarantor of the borrower. In addition, in most cases, these loans are further collateralized by personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets.

         American Business Credit's business purpose loans generally ranged from $15,000 to $500,000 and had an average loan size of approximately $80,000 for the loans originated during fiscal year 2000. Generally, American Business Credit's business purpose loans (i) are made at fixed rates and for terms ranging from five to 15 years; and (ii) charge origination fees for these loans of 5.0% to 6.0% of the original principal balance. The weighted average interest rate charged on the business purpose loans originated by American Business Credit was 15.99% for fiscal year 2000. The business purpose loans securitized during the past fiscal year had a weighted average loan-to-value ratio, based solely upon the real estate collateral securing the loans, of 60.9%. American Business Credit originated $106.2 million of business purpose loans during fiscal year 2000.

         Generally, American Business Credit computes interest due on its outstanding loans using the simple interest method. Where permitted by applicable law, American Business Credit normally imposes a prepayment fee. Although prepayment fees imposed vary based upon applicable state law, the prepayment fees on American Business Credit 's business purpose loan documents normally amount to a significant portion of the outstanding loan balance. American Business Credit believes that prepayment terms tend to extend the average life of its loans by discouraging prepayment and that this makes these loans more attractive for securitization. Whether a prepayment fee is imposed and the amount of such fee, if any, is negotiated between the individual borrower and American Business Credit prior to closing of the loan. American Business Credit makes loans for various business purposes including, but not limited to, working capital, business expansion, equipment acquisition and debt-consolidation. American Business Credit does not target any particular industries or trade pools.

         During fiscal year 2000, American Business Credit launched an Internet loan distribution channel under the name www.abceasyloan.com. The www.abceasyloan.com web site provides borrowers with convenient access to the business loan application process, 7 days a week, 24 hours a day. American Business Credit believes that the addition of this distribution channel maximizes the efficiency of the application process and could reduce its transaction costs in the future with a greater volume of loan applications received via the web page. Throughout the loan processing period, borrowers who submit applications online are supported by American Business Credit's staff of highly trained loan officers.

         HomeAmerican Credit, Inc. d/b/a Upland Mortgage. Upland Mortgage, American Business Credit's home equity lending subsidiary, is a Pennsylvania corporation and was incorporated in May 1991. Upland Mortgage originates home equity loans primarily to credit-impaired borrowers through various channels including retail marketing which includes telemarketing operations, direct mail, radio and television advertisements as well as through Upland's interactive web site, www.UplandMortgage.com. Home equity loans originated are generally securitized, but some are sold to one of several third party lenders, at a premium and with servicing released.

         Upland Mortgage originates business loans on behalf of American Business Credit in instances where state licensing laws require a mortgage license in order to make such loans. In such circumstances, the credit criteria and collateral requirements utilized by Upland Mortgage are identical to those utilized by American Business Credit. As such, American Business Credit's lending procedures and policies govern Upland Mortgage when it is originating business purpose mortgage loans.

         Home equity loan applications are obtained from potential borrowers over the phone, in writing, in person or over the Internet through the web site. The loan request is then processed and closed. The loan processing staff generally provides its home equity borrowers with a loan approval within 24 hours and closes its home equity loans within approximately ten to fifteen days of obtaining a loan approval.

         Home equity loans generally range from $10,000 to $250,000 and had an average loan size of approximately $70,000 for those originated during fiscal year 2000. During fiscal year 2000, Upland Mortgage and New Jersey Mortgage originated or purchased $949.0 million of home equity loans. Generally, home equity loans are made at fixed rates of interest and for terms ranging from five to 30 years and generally have origination fees of approximately 2.0% of the aggregate loan amount. For fiscal year 2000, the weighted average interest rate received on such loans was 11.28% and the average loan-to-value ratio was 78.9%. Upland Mortgage and New Jersey Mortgage try to maintain their interest rates and other charges on home equity loans competitive with the lending rates of other finance companies and banks. Where permitted by applicable law, a prepayment fee may be negotiated with the borrower and is generally charged to the borrower on the prepayment of a home equity loan except in the event the borrower refinances a home equity loan with Upland Mortgage or New Jersey Mortgage.

         Beginning in fiscal year 1996, through Upland Mortgage and in conjunction with Processing Service Center, Inc., exclusive business arrangements with several financial institutions were established that provide for Upland Mortgage's purchase of home equity loans that meet its underwriting criteria, but do not meet the underlying guidelines of the selling institution for loans held in their portfolio. This program is called the Bank Alliance Program. The Bank Alliance Program is designed to provide an additional source of home equity loans. This program targets traditional financial institutions, such as banks, which because of their strict underwriting and credit guidelines have generally provided mortgage financing only to the most credit-worthy borrowers. This program allows these financial institutions to originate loans to credit-impaired borrowers in order to achieve community reinvestment goals and to generate fee income and subsequently sell such loans to Upland Mortgage. Following Upland Mortgage's purchase of the loans through this program, it holds these loans as available for sale until they are sold in connection with a future securitization.

         The Bank Alliance Program consists of agreements with 31 financial institutions and provides Upland Mortgage with the opportunity to underwrite, process and purchase loans generated by the branch networks of such institutions which consist of over 1,500 branches located in various states throughout the country. During fiscal year 2000, Upland Mortgage purchased approximately $53.4 million of loans pursuant to this program. It is the intention of Upland Mortgage to expand the Bank Alliance Program with financial institutions across the United States.

         During fiscal year 1999, Upland Mortgage launched an Internet loan distribution channel under the name www.UplandMortgage.com. Through this interactive web site, borrowers can examine available loan options, calculate interest payments, and submit an application via the Internet. The Upland Mortgage Internet platform provides borrowers with convenient access to the mortgage loan application process, 7 days a week, 24 hours a day. Throughout the loan processing period, borrowers who submit applications online are supported by Upland Mortgage's staff of highly trained loan officers. During fiscal year 2000, Upland Mortgage continued to phase in advanced Internet technology through its web site, www.UplandMortgage.com. In addition to the ability to take online loan applications and utilize an automated rapid credit approval process, both of which reduce time and manual effort required for loan approval, the site features proprietary software, Easy Loan Wizard, which provides personalized services and solutions to retail customers through interactive web dialog. Upland Mortgage has applied to the U.S. Patent and Trademark Office to patent this product.

         New Jersey Mortgage and Investment Corp. American Business Credit, as assignee of American Business Financial Services, acquired New Jersey Mortgage, a mortgage company based in Roseland, New Jersey, and its subsidiaries, including a leasing company, in October 1997. New Jersey Mortgage originates conventional first mortgage loans and sells them in the secondary market with servicing released. These conventional first mortgages are originated primarily in the eastern region of the United States. New Jersey Mortgage originated $42.6 million of conventional first mortgage loans during fiscal year 2000. New Jersey Mortgage will formally change its name to American Business Mortgage Services, Inc., effective January 1, 2001.

         The conventional first mortgage loans are secured by one-to four-unit residential properties located primarily in the eastern region of the United States. These properties are generally owner-occupied single family residences but may also include second homes and investment properties. These loans are generally made through American Household Mortgage, a division of New Jersey Mortgage, to borrowers with favorable credit histories and are underwritten pursuant to Freddie Mac or Fannie Mae standards to permit their sale in the secondary market; however, New Jersey Mortgage also originates first mortgage loans which do not meet the Freddie Mac or Fannie Mae standards for sale in the secondary market. Some of these first mortgage loans have balances in excess of $252,700 and are commonly referred to as jumbo loans.

         New Jersey Mortgage typically sells such loans to third parties with servicing released. New Jersey Mortgage also originates Federal Housing Authority and Veterans Administration loans which are subsequently sold to third parties with servicing released. New Jersey Mortgage does not generally retain the right to collect and service these loans after they are sold. New Jersey Mortgage originates such loans for sale in the secondary market.

         Prepayment fees are used by the originators. Historically, a significant percentage of the business purpose loans originated by American Business Credit contained prepayment fees and the home equity loans generated by Upland Mortgage and New Jersey Mortgage charged prepayment fees on less than 50% of their home equity loans. The originators currently charge prepayment fees on substantially all of the business purpose loans, and have increased the percentage of home equity loans originated with prepayment fees to approximately 85% of home equity loans originated. Of all mortgage loans generated by the American Business Financial Services subsidiaries, home equity loans comprise approximately 90% of all loans and the remaining 10% are business purpose loans. The type of prepayment fee obtained on a home equity loan is normally a fixed percentage of the outstanding principal balance of the loan. A typical prepayment fee on a home equity loan provides for a fee equal to 5% of the outstanding principal loan balance if paid within the first three years after the loan's origination and 2% of the outstanding principal loan balance if prepaid between three and five years after the loan's origination and no prepayment fee if the loan is prepaid after five years from the date of origination. In the case of business purpose loans, the prepayment fee generally amounts to a significant portion of the outstanding principal loan balance and is most often calculated on the basis of the Rule of 78s formula, also known as the "sum of the digits" method.

         The ability to charge a prepayment fee is sometimes impacted by state law, with respect to both home equity loans and business purpose loans. In the case of home equity loans which have a "balloon" payment feature, whenever possible, the originators use the Federal Alternative Mortgage Transactions Parity Act of 1982 to preempt state laws which limit or restrict prepayment fees. In states that have overridden the Parity Act and in the case of some fully amortizing home equity loans, state laws may restrict prepayment fees either by the amount of the prepayment fee or the time period during which it can be imposed. Similarly, in the case of business purpose loans, some states prohibit or limit prepayment fees where the loan is below a specific dollar threshold or is secured by residential real property. See "Certain Legal Aspects of the Loans -- Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

MARKETING STRATEGY
         The originators concentrate their marketing efforts primarily on two potential customer groups. One group, based on historical profiles, has a tendency to select their loan products because of their personalized service and timely response to loan requests. The other group is comprised of credit-impaired borrowers who satisfy the originators' underwriting guidelines. New Jersey Mortgage also markets conventional first mortgage loans to borrowers with favorable credit histories.

         American Business Credit's marketing efforts for business purpose loans focus on its niche market of selected small businesses located in its market area which generally includes the eastern half of the United States. American Business Credit targets businesses which it believes would qualify for loans from traditional lending sources, but would elect to use its products and services. American Business Credit's experience indicates that these borrowers are attracted to it as a result of its marketing efforts, the personalized service provided by its staff of highly trained lending officers and its timely response to loan applications. Historically, such customers have been willing to pay American Business Credit's origination fees and interest rates which are generally higher than those charged by traditional lending sources.

         American Business Credit markets business purpose loans through various forms of advertising, its business loan web site, www.abceasyloan.com and a direct sales force. Advertising media used includes large direct mail campaigns and newspaper and radio advertising. American Business Credit's commissioned sales staff, which consists of full-time highly trained salespersons, is responsible for converting advertising leads into loan applications. American Business Credit utilizes a proprietary training program involving extensive and on-going training of its lending officers. American Business

Credit's sales staff uses significant person-to-person contact to convert advertising leads into loan applications and maintains contact with the borrower throughout the application process.

         Upland Mortgage markets home equity loans through telemarketing, radio and television advertising, direct mail campaigns and through its web site, www.UplandMortgage.com. During fiscal year 2000, the Consumer Mortgage Group, which includes Upland Mortgage, New Jersey Mortgage and Processing Service Center, redirected its marketing mix to focus on targeted direct mail, which it believes delivers more leads at a lower cost than broadcast marketing channels. The Consumer Mortgage Group's integrated approach to media advertising which utilizes a combination of direct mail and Internet advertising is intended to maximize the effect of its advertising campaigns. The Consumer Mortgage Group also utilizes a network of loan brokers, the Bank Alliance Program and the website of American Business Financial Services as a source for additional leads.

         The Consumer Mortgage Group's marketing efforts for home equity loans are strategically located throughout the eastern region of the United States. Upland Mortgage utilizes its branch offices in various eastern states to market its loans. Upland Mortgage intends to open additional sales offices in the future. Loan processing, underwriting, servicing and collection procedures are performed at its centralized operating office located in Bala Cynwyd, Pennsylvania.

         New Jersey Mortgage markets conventional first mortgage loans through its network of loan brokers. New Jersey Mortgage's marketing efforts for conventional first mortgage loans are concentrated in the mid-Atlantic region of the United States. In addition, New Jersey Mortgage markets conventional first mortgage loans under the name American Household Mortgage.

UNDERWRITING PROCEDURES AND PRACTICES

         Summarized below are some of the policies and practices which are followed in connection with the origination of business purpose loans, home equity loans and conventional first mortgage loans. These policies and practices may be altered, amended and supplemented as conditions warrant in the discretion of management.

         Loan underwriting standards are applied to evaluate prospective borrowers' credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. Initially, the prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the description of the prospective borrower's financial condition, the borrower is required to provide information concerning assets, liabilities, income, credit, employment history and other demographic and personal information. If the application demonstrates the prospective borrower's ability to repay the debt as well as sufficient income and equity, loan processing personnel generally obtain and review an independent credit bureau report on the credit history of the borrower and verification of the borrower's income. Once all applicable employment, credit and property information is obtained, a determination is made as to whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations.

         The following table outlines the key parameters of the major credit grades of the originators' current underwriting guidelines.

------------------------------------------------------------------------------------------------------------------------------------
                    "A" CREDIT GRADE               "B" CREDIT GRADE               "C" CREDIT GRADE              "D" CREDIT GRADE
------------------------------------------------------------------------------------------------------------------------------------
General       Has good credit but might     Pays the majority of          Marginal credit history       Designed to provide a
Repayment     have some minor delinquency.  accounts on time but has      which is offset by other      borrower with poor credit
                                            some 30 and/or 60 day         positive attributes.          history an opportunity to
                                            delinquency.                                                correct past credit problems
                                                                                                        through lower monthly
                                                                                                        payments.
------------------------------------------------------------------------------------------------------------------------------------
Existing      Current at application time   Current at application time   Cannot exceed four 30-day     Must be paid in full from
Mortgage      and a maximum of two 30 day   and a maximum of four 30 day  delinquencies or two 60 day   loan proceeds and no more
Loans         delinquencies in the past 12  delinquencies in the past 12  delinquencies in the past 12  than 120 days delinquent.
              months.                       months.                       months.


------------------------------------------------------------------------------------------------------------------------------------
Non-Mortgage  Major credit and installment  Major credit and installment  Major credit and installment  Major and minor credit
Credit        debt should be current but    debt can exhibit some minor   debt can exhibit some minor   delinquency is acceptable,
              may exhibit some minor 30     30 and/or 60 day              30 and/or 90 day              but must demonstrate some
              day delinquency. Minor        delinquency. Minor credit     delinquency. Minor credit     payment regularity.
              credit may exhibit some       may exhibit up to 90 day      may exhibit more serious
              minor delinquency.            delinquency.                  delinquency.
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy    Discharged more than 2 years  Discharged more than 2 years  Discharged more than 2 years  Discharged prior to closing.
Filings       with reestablished credit.    with reestablished credit.    with reestablished credit.




------------------------------------------------------------------------------------------------------------------------------------
Debt          Generally not to exceed 50%.  Generally not to exceed 50%.  Generally not to exceed 55%.  Generally not to exceed 55%.
Service-
to-Income



------------------------------------------------------------------------------------------------------------------------------------
Owner         Generally 80% (exception to   Generally 80% (exception to   Generally 70% (exception to   Generally 60% (exception to
Occupied:     90%) for a 1-4 family         85%) for a 1-4 family         85%) for a 1-4 family         70%) for a 1-4 family
Loan-to-      dwelling residence; 80% for   dwelling residence; 75% for   dwelling residence; 65% for   dwelling residence.
value         a condominium.                a condominium.                a condominium.
ratio

------------------------------------------------------------------------------------------------------------------------------------
Non-Owner     Generally 80% for a 1-4       Generally 70% for a 1-4       Generally 60% for a 1-4       N/A
Occupied:     family dwelling or            family dwelling or            family dwelling or
Loan-to-      condominium.                  condominium.                  condominium.
value
ratio

------------------------------------------------------------------------------------------------------------------------------------

         Generally, business purpose loans collateralized by residential real estate must have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) on the properties collateralizing the loans of no greater than 75%. Business purpose loans collateralized by commercial real estate must generally have an overall loan-to-value ratio (based solely on the independent appraised fair market value of the real estate collateral securing the loan) of no greater than 60% percent. In addition, in substantially all instances, American Business Credit also receives additional collateral in the form of, among other things, personal guarantees, pledges of securities, assignments of contract rights, life insurance and lease payments and liens on business equipment and other business assets, as available. The business purpose loans originated by American Business Credit had an average loan-to-value ratio of 60.9% based solely on the real estate collateral securing the loan for fiscal year 2000.

         The maximum acceptable loan-to-value ratio for home equity loans held as available for sale or securitized is generally 90%. The home equity loans originated by the Consumer Mortgage Group had an average loan-to-value ratio of s78.9% for fiscal year 2000. Occasionally, exceptions to these maximum loan-to-value ratios are made if other collateral is available or if there are other compensating factors. From time to time, the Consumer Mortgage Group makes loans with loan-to-value ratios in excess of 90% which may be sold with servicing released. Title insurance is generally obtained in connection with all real estate secured loans.

         New Jersey Mortgage generally does not lend more than 95% of the appraised value in the case of conventional first mortgage loans, other than FHA and VA loans. The conventional first mortgage loans originated by New Jersey Mortgage had an average loan-to-value ratio of 83.7% for fiscal year 2000. Private mortgage insurance on all conventional first mortgage loans with loan-to-value ratios in excess of 80% is generally required at the time of origination, further reducing New Jersey Mortgage's exposure. New Jersey Mortgage obtains mortgage insurance certificates from the FHA on all FHA loans and loan guaranty certificates from the VA on all VA loans regardless of the loan-to-value ratio on the underlying loan amount.

         In determining whether the mortgaged property is adequate as collateral, the Originators appraise each property that is considered for financing. The appraisal is completed by an independent qualified appraiser and generally includes pictures of comparable properties and pictures of the property securing the loan. With respect to business purpose loans, home equity loans and conventional first mortgage loans, the appraisal is completed by an independent qualified appraiser on a Fannie Mae form.

         Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made, thereby weakening collateral coverage and increasing the possibility of a loss in the event of borrower default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. As a result, the originators cannot assure that the market value of the real estate underlying the loans will at any time be equal to or in excess of the outstanding principal amount of those loans. Although the originators have expanded the geographic area in which they originate loans, a downturn in the economy generally or in a specific region of the country may have an effect on the originators' originations.

THE SERVICER

         American Business Credit will be responsible for servicing the mortgage loans in accordance with its established servicing procedures and the terms of the Sale and Servicing Agreement. American Business Credit will contract with Upland Mortgage and New Jersey Mortgage to act as subservicers with respect to the servicing of the consumer purpose mortgage loans. Upland Mortgage and New Jersey

Mortgage follow the same servicing procedures described below with respect to American Business Credit.

         The servicer employs a large staff of experienced collectors and supervisors working in shifts to manage non-performing loans. In addition, several in-house collection attorneys and paralegals work closely with these collectors and their managers to optimize collection efforts. The goal of the servicer's labor-intensive collections program is to emphasize delinquency prevention.

         In servicing business purpose loans and home equity loans, the servicer typically sends an invoice to borrowers on a monthly basis advising them of the required payment and its due date. The collection process begins immediately after a borrower fails to make a monthly payment. When a loan becomes 45 to 60 days delinquent, it is transferred to a workout specialist in the collections department. The workout specialist tries to reinstate a delinquent loan, seek a payoff, or occasionally enter into a modification agreement with a borrower to avoid foreclosure. All proposed workout arrangements are evaluated on a case-by-case basis, based upon the borrower's past credit history, current financial status, level of cooperation, future prospects and the reasons for the delinquency. If the loan becomes delinquent 61 days or more and a satisfactory workout arrangement with the borrower is not achieved or the borrower declares bankruptcy, the matter is immediately referred to the servicer's attorneys for collection. Due to this timing, the foreclosure process on most delinquent loans is commenced before the loan is 100 days past due.

         The servicer believes that it is one of very few servicing entities that has an in-house legal staff dedicated to the collection of delinquent loans and the handling of bankruptcy cases. As a result, the servicer believes its delinquent loans are reviewed from a legal perspective earlier in the collection process than is the case with loans made by traditional lenders. This allows troublesome legal issues, if any, to be noted and, if possible, resolved earlier the servicer's in-house legal staff also attempts to find solutions for delinquent loans, other than foreclosure. Every loan is analyzed to compare the property value against the loan balance and solutions are presented to the borrower based on the results of that analysis.

         In those situations where foreclosures are handled by outside counsel, the in-house legal staff manages outside counsel to ensure that the time period for handling foreclosures meets or exceeds established industry standards. Frequent contact between in-house and outside counsel insures that the process moves quickly and efficiently in an attempt to achieve a timely and economical resolution to contested matters. In managing these loans on a case by case basis American Business Credit may advance funds to keep the first mortgage current or may choose to pay off the senior mortgage. The servicer will also expend funds to protect and preserve the property and to enhance the ability to sell a recovered property.

         Supporting American Business Credit's collection and accounting functions is a network of computer hardware and software. American Business Credit's current computer system produces mortgage loan invoices, payment reminders and late notices. In addition to these collection functions, the computer provides an in-depth customer contact system which enables American Business Credit's collectors to manage each borrower's loan history by individually logging all correspondence into the system's data base. The system also generates numerous management reports detailing collection activity and accounting information.

DELINQUENCY AND LOAN LOSS EXPERIENCE

         The following tables set forth information relating to the delinquency and loan loss experience on the mortgage loans included in American Business Credit's, Upland Mortgage's and New Jersey

Mortgage's servicing portfolio for the periods shown. The delinquency and loan loss experience represents the historical experience of American Business Credit, Upland Mortgage and New Jersey Mortgage, and there can be no assurance that the future experience on the mortgage loans in the trust will be the same as, or more favorable than, that of the mortgage loans in American Business Credit's, Upland Mortgage's and New Jersey Mortgage's overall servicing portfolio.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                    Year Ended              Year Ended               Year Ended             Quarter Ended
                                 At June 30, 1998        At June 30, 1999         At June 30, 2000      At September 30, 2000
                                 ----------------        ----------------         ----------------      ---------------------
                                             % of                    % of                     % of                     % of
                                 Amount     Amount      Amount      Amount       Amount      Amount       Amount      Amount
                                Serviced   Serviced    Serviced    Serviced     Serviced    Serviced     Serviced    Serviced
                                --------   --------    --------    --------     --------    --------     --------    --------
Servicing portfolio..........   $450,935    100.00%  $  1,007,738   100.00%     $1,799,584    100.00%   $2,026,855      100.00%
60+ days past due loans:
61-90 days...................  $    1,950    0.43%   $      4,624    0.46%      $  7,416        0.41%   $    8,343        0.41%
more than 90 days............  $    7,103    1.58%   $     23,958    2.38%      $ 38,962        2.17%   $   43,968        2.17%
                               ----------    -----   ------------    -----      --------        -----   ----------        -----
Total 60+ days past due loans  $    9,053    2.01%   $     28,582    2.84%      $ 46,378        2.58%   $   52,311        2.58%
REO Properties...............  $      922    0.20%   $      9,948    0.99%      $ 13,122        0.73%   $   14,747        0.73%
                               ----------    -----   ------------    -----      --------        -----   ----------        -----
Total 60+ days past due loans,
foreclosures pending and REO
Properties...................  $     9,975   2.21%   $     38,530    3.82%      $ 59,500        3.31%   $   67,058        3.31%
                               ===========   =====   ============    =====      ========        =====   ==========        =====

The preceding table was prepared using the following assumptions:

o the past due period is based on the actual number of days that a payment is contractually past due; a loan as to which a monthly payment was due 61-90 days prior to the reporting period is considered 61-90 days past due, etc.

o   total past due loans includes pending foreclosures, and

o an REO property is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.

                           LOAN CHARGE-OFF EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                        Year Ended       Year Ended        Year Ended       Quarter Ended
                                                        At June 30,      At June 30,      At June 30,     At September 30,
                                                           1998             1999              2000              2000
                                                     ----------------       ----              ----              ----
                                                          Amount           Amount            Amount            Amount
                                                         Serviced         Serviced          Serviced          Serviced
                                                       -----------       -----------      -----------       -----------
Servicing portfolio..............................      $   450,935       $ 1,007,738      $ 1,799,584       $ 2,026,855
Average outstanding..............................      $   309,063       $   729,337      $ 1,354,500       $ 1,903,250
  Gross losses...................................      $       138       $       820      $     3,359       $     2,268
  Loan recoveries................................      $         0       $         3      $        40       $         3
                                                       -----------       -----------      -----------       -----------
  Net loan charge-offs...........................      $       138       $       817      $     3,319       $     2,265
  Net loan charge-offs as a
     percentage of servicing
     portfolio at period end.....................           0.03%            0.08%             0.18%              0.45%
                                                            =====            =====             =====              =====
  Net loan charge-offs as a
     percentage of average
     outstanding.................................           0.04%            0.11%             0.25%              0.48%
                                                            =====            =====             =====              =====

The preceding table was prepared using the following assumptions:

o "average outstanding" presented is the arithmetic average of the principal balances of the loans in the originators' servicing portfolio outstanding at the opening and closing of business for such period; and

o "gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans; and

o "net loan charge-offs as a percentage of servicing portfolio at period end" and "net loan charge-offs as a percentage of average outstanding" for the quarter ended at September 30, 2000 are annualized numbers.

         The above delinquency, foreclosure and loan charge-off statistics represent the servicer's recent experience and indicate notable increases during fiscal year 2000 and the quarter ended September 30, 2000. The servicer believes that this trend is a result of the maturation of its servicing portfolio rather than a change in the credit quality of the mortgage loans that have been originated recently. Furthermore, the statistical data in the tables is based on all of the mortgage loans in the servicing portfolio. The mortgage loans in the trust may have characteristics which distinguish them from the majority of the mortgage loans in the servicing portfolio. Accordingly, such data should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans included in the trust.

                                THE OWNER TRUSTEE

         First Union Trust Company, National Association, a national banking association, has its corporate trust offices located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The owner trustee will perform limited administrative functions on behalf of the trust pursuant to the Trust Agreement. The owner trustee's duties are limited solely to its express obligations under the Trust Agreement.

                 THE INDENTURE TRUSTEE AND THE COLLATERAL AGENT

         The Chase Manhattan Bank, a New York banking corporation, has an office at 450 West 33rd Street, 14th Floor, New York, New York 10001. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the Indenture. The collateral agent's duties are limited solely to its express obligations under the Sale and Servicing Agreement.

               DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES

         On the closing date, the trust will issue the notes pursuant to the Indenture. The notes represent debt obligations of the trust secured by a pledge of the trust estate. Pursuant to the Trust Agreement, the trust will also issue one class of trust certificates representing the entire beneficial ownership interest in the trust. There will be one trust certificate which will be held by the seller. The trust certificates may not be transferred without the consent of the note insurer and compliance with the transfer provisions of the Trust Agreement.

         The trust estate consists of,

         o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected after the Cut-Off Date,

         o such assets as from time to time are identified as REO property and collections thereon and proceeds thereof,

         o assets that are deposited in the accounts, and invested in accordance with the Indenture and the Sale and Servicing Agreement,

         o the indenture trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement and any insurance proceeds,

         o    Liquidation Proceeds, and

         o    released mortgaged property proceeds.

         In addition, the seller will cause the note insurer to issue the policy under which it will guarantee payments to the holders of the notes as described herein.

         The notes will be issued only in book-entry form, in denominations of $1,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note may be issued in a different amount. The notes are available in book-entry form only, through the facilities of DTC. Voting rights will be allocated among holders of the notes in accordance with their respective percentage interests.

BOOK-ENTRY REGISTRATION

         The notes are sometimes referred to in this prospectus supplement as "book-entry notes." No person acquiring an interest in the book-entry notes will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described herein. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the notes are book-entry notes, such notes will be evidenced by one or more notes registered in the name of Cede & Co., which will be the "holder" of such notes, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The notes will initially be registered in the name of Cede & Co. The interests of the holders of such notes will be represented by book-entries on the records of DTC and participating members thereof. All references herein to any notes reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such notes are held by DTC.

         The beneficial owners of notes may elect to hold their notes through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The book-entry notes will be issued in one or more notes which in the aggregate equal the outstanding principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only "holder" of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "noteholders" as those terms are used in the Indenture and the Sale and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry note will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants".

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry notes, such as the notes, among participants on whose behalf it acts with respect to the book-entry notes and to receive and transmit payments of principal of and interest on the book-entry notes. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

         Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry notes may do so only through participants and indirect participants. In addition, beneficial owners will receive all payments of principal and interest from the indenture trustee, or a paying agent on behalf of the indenture trustee, through DTC participants. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the indenture trustee, the servicer or any paying agent as holders of the notes, and beneficial owners will be permitted to exercise the rights of the holders of the notes only indirectly through DTC and its participants.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Certain Federal Income Tax Considerations" in the accompanying prospectus.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments on the book-entry notes will be made on each payment date by the indenture trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co., as nominee of DTC. Payments with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical notes for such book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of such notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

         Monthly and annual reports on the trust provided by the indenture trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry notes of such beneficial owners are credited.

         DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the notes under the Indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry notes evidence such percentages of voting rights authorize divergent action.

         None of the trust, the owner trustee, the depositor, the servicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors -- Book-Entry Registration" and "The Agreements -- Book-Entry Securities" in the accompanying prospectus.

DEFINITIVE NOTES

         The notes, which will be issued initially as book-entry notes, will be converted to definitive notes and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the servicer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry notes and DTC or the servicer is unable to locate a qualified successor or (b) the indenture trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive notes. Upon delivery of definitive notes, the indenture trustee will reissue the book-entry notes as definitive notes to beneficial owners. Payments of principal of, and interest on, the book-entry notes will thereafter be made by the indenture trustee, or a paying agent on behalf of the indenture trustee, directly to holders of definitive notes in accordance with the procedures set forth in the Indenture.

         Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or the note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

ASSIGNMENT AND PLEDGE OF THE MORTGAGE LOANS

         Pursuant to the Unaffiliated Seller's Agreement, the originators will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the seller and the seller will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due after, the Cut-Off Date, without recourse, to the depositor on the closing date. Pursuant to the Sale and Servicing Agreement, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the Cut-Off Date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-Off Date, and (b) interest due on each such mortgage loan after the Cut-Off Date; provided, however, that the originators will not convey, and the originators reserve and retain all their respective right, title and interest in and to (x) principal, including principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the Cut-Off Date and (y) interest due on each mortgage loan on or prior to the Cut-Off Date.

         Pursuant to the Indenture, the trust will pledge to the indenture trustee in trust for the benefit of the holders of the notes and the note insurer, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the Cut-Off Date, as collateral security for the notes.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

         In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the trust will cause to be delivered to the collateral agent, on behalf of the indenture trustee, on the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the related originator, including all intervening endorsements showing a complete chain of endorsement;

         (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable recording office;

         (c) the recorded mortgage assignment(s), or copies thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the related originator -- which assignment may, at such originator's option, be combined with the assignment referred to in clause (d) below;

         (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the related originator to the indenture trustee;

         (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

         (f) an original title insurance policy or (x) a copy of the title insurance policy, or (y) a binder thereof or copy of such binder together with a certificate from the originator that the original mortgage has been delivered to the title insurance company that issued such binder for recordation.

         Pursuant to the Sale and Servicing Agreement, the collateral agent, on behalf of the indenture trustee, agrees to execute and deliver on or prior to the closing date, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The collateral agent, on behalf of the indenture trustee, agrees, for the benefit of the holders of the notes and the note insurer, to review, or cause to be reviewed, each mortgage file within thirty days after the closing date -- or, with respect to any Qualified Substitute Mortgage Loan, within thirty days after the receipt by the collateral agent thereof -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

         o all documents required to be delivered to it pursuant to the Sale and Servicing Agreement are in its possession;

         o each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan; and

         o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

         If the collateral agent, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description thereof as set forth in the schedule of mortgage loans, the collateral agent shall promptly so notify the indenture trustee, the servicer, the seller and the note insurer in writing with details thereof. The seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the collateral agent. If, however, within forty-five days after the collateral agent's notice of such defect, the seller has not caused the defect to be remedied and the defect materially and adversely affects the interest of the holders of the notes or the interests of the note insurer in the mortgage loan, the seller or the related originator will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus the amount of any unreimbursed servicing advances made by the servicer, which purchase price shall be deposited in the payment account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the payment account for future payment to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In addition, the seller and the originators shall be obligated to indemnify the trust, the owner trustee, the indenture trustee, the collateral agent, the holders of the notes and the note insurer for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the notes, the indenture trustee, the collateral agent and the note insurer.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The seller will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

         1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

         2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the collateral agent, on behalf of the indenture trustee, on the closing date;

         3. the mortgaged property consists of a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-family residence or a detached two- to six-family dwelling, or an individual condominium unit, or a townhouse, or a manufactured dwelling, or an individual unit in a planned unit development, or a commercial property, or a mixed use or a multiple purpose property, or a mobile home. Such residence, dwelling or unit is not,

         o    a unit in a cooperative apartment,

         o    a property constituting part of a syndication,

         o    a time share unit,

         o a property held in trust, except to the extent such property is mortgaged by a trustee duly qualified to serve as such in the relevant jurisdiction,

         o    a log-constructed home, or

         o    a recreational vehicle;

         4. each mortgage or deed of trust is a valid first or second lien on a fee simple, or its equivalent under applicable state law, estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

         o the lien of current real property taxes and assessments which are not delinquent,

         o    any related first mortgage loan,

         o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the seller, and

         o other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

         5. to the best of the seller's knowledge none of the mortgage loans are
Section 32 loans subject to the Home Ownership and Equity Protection Act;

         6. immediately prior to the transfer and assignment by the seller to the depositor, the seller had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the seller has transferred all right, title and interest in each mortgage loan to the depositor;

         7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

         8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

         Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the holder of the notes, the seller, the servicer, any subservicer, the note insurer, the collateral agent or the indenture trustee that any of the representations and warranties contained in the Sale and Servicing Agreement have been breached in any material respect as of the closing date, with the result that the interests of the holders of the notes in the related mortgage loan or the interests of the note insurer were materially and adversely affected, notwithstanding that such representation and warranty was made to the seller's or the originator's best knowledge and the seller or the originator lacked knowledge of such breach, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Sale and Servicing Agreement, within sixty days of the earlier to occur of the seller's or an originator's discovery or its receipt of notice of any such breach, the seller or the originators will,

         o    promptly cure such breach in all material respects,

         o remove each mortgage loan which has given rise to the requirement for action by the seller or the originators, substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such payment date the amount of such shortfall, or

         o purchase such mortgage loan at a price equal to the principal balance of such mortgage loan as of the date of purchase plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon computed at the mortgage interest rate, net of the servicing fee if American Business Credit is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer, and deposit such purchase price into the payment account on the next succeeding servicer remittance date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the payment account for future payment to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

         In addition, the seller and the originators shall be obligated to indemnify the trust, the depositor, the owner trustee, the indenture trustee, the collateral agent, the holders of the notes and the note insurer for any third-party claims arising out of a breach by the seller or the originators of representations or warranties regarding the mortgage loans. The obligation of the seller and the originators to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the notes, the indenture trustee, the collateral agent and the note insurer.

PAYMENTS ON THE MORTGAGE LOANS

         The Sale and Servicing Agreement provides that the servicer, for the benefit of the holders of the notes, shall establish and maintain the collection account, which will generally be (x) an account maintained with a depository institution or trust company whose long term unsecured debt obligations are rated by each rating agency in one of its two highest rating categories at the time of any deposit therein or (y) trust accounts maintained with a depository institution acceptable to each rating agency and the note insurer. The Sale and Servicing Agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the servicer remittance amount from the collection account to the payment account, as described below.

         The servicer is obligated to deposit or cause to be deposited in the collection account on each business day, amounts representing the following payments received and collections made by it after the Cut-Off Date, other than in respect of monthly payments on the mortgage loans due on each mortgage loan up to and including any due date occurring on or prior to the Cut-Off Date:

         o all payments on account of principal, including prepayments of principal;

         o    all payments on account of interest on the mortgage loans;

         o all Liquidation Proceeds and all Insurance Proceeds to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

         o    all Net REO Proceeds;

         o all other amounts required to be deposited in the collection account pursuant to the Sale and Servicing Agreement; and

         o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

         The indenture trustee will be obligated to set up a payment account with respect to the notes into which the servicer will deposit or cause to be deposited the servicer remittance amount on the 10th day of each month, or if such date is not a business day, then the preceding business day.

         The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of,

         o all collections of principal and interest on the mortgage loans, including principal prepayments, Net REO Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month;

         o all Periodic Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date; and

         o any other amounts required to be placed in the collection account by the servicer pursuant to the Sale and Servicing Agreement,

but excluding the following:

         (a) amounts received on a particular mortgage loan, with respect to which the servicer has previously made an unreimbursed Periodic Advance, as late payments of interest, or as Net Liquidation Proceeds, to the extent of such unreimbursed Periodic Advance;

         (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

         (c)  for such servicer remittance date, the aggregate servicing fee;

         (d) all net income from eligible investments that is held in the collection account for the account or payment account of the servicer;

         (e) all amounts actually recovered from the servicer in respect of late fees, assumption fees, prepayment fees and similar fees;

         (f)  Net Foreclosure Profits; and

         (g) certain other amounts which are reimbursable to the servicer, as provided in the Sale and Servicing Agreement.

         The amounts described in clauses (a) through (g) above may be withdrawn by the servicer from the collection account on or prior to each servicer remittance date.

OVER-COLLATERALIZATION PROVISIONS

         Over-collateralization Resulting from Cash Flow Structure. The Indenture requires that, starting with the first payment date, the Excess Interest, if any, will be applied on each payment date as an accelerated payment of principal on the notes, but only to the limited extent hereafter described. The application of Excess Interest as a payment of principal has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans. The Excess Interest will be used,

         o    to reimburse the note insurer for any amounts due to it;

         o as a payment of principal to the notes until the payment date on which the amount of over-collateralization has reached the required level; or

         o    as needed to pay Net Mortgage Loan Interest Shortfalls.

         The Indenture requires that, starting with the first payment date, Excess Interest will be applied as an accelerated payment of principal on the notes until the Over-collateralized Amount has increased to the level required by the Indenture. After such time, if it is necessary to re-establish the required level of over-collateralization, Excess Interest will again be applied as an accelerated payment of principal on the notes. Initially, the Over-collateralized Amount will be zero.

         In the event that the required level of the Specified Over-collateralized Amount is permitted to decrease or "step down" on a payment date in the future, the Indenture provides that a portion of the principal which would otherwise be paid to the holders of the notes on such payment date shall instead be paid in the priority set forth herein under "--Flow of Funds." This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Over-collateralized Amount. If, on any payment date, the Excess Over-collateralized Amount is, or, after taking into account all other payments to be made on such payment date would be, greater than zero -- i.e., the Over-collateralized Amount is or would be greater than the Specified Over-collateralized Amount -- then certain amounts relating to principal which would otherwise be paid to the holders of the notes on such payment date shall instead be paid in the priority set forth herein under "--Flow of Funds", in an amount equal to the Over-collateralization Reduction Amount.

         The Indenture provides that, on any payment date, all amounts collected on account of principal -- other than any such amount applied to the payment of an Over-collateralization Reduction Amount --during the prior calendar month will be paid to the holders of the notes on such payment date. In addition, the Sale and Servicing Agreement provides that the principal balance of any mortgage loan which becomes a Liquidated Mortgage Loan shall then equal zero. The Sale and Servicing Agreement does not contain any rule which requires that the amount of any Liquidated Loan Loss be paid to the holders of the notes on the payment date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralized Amount, which, to the extent that such reduction causes the Over-collateralized Amount to be less than the Specified Over-collateralized Amount applicable to the related payment date, will require the payment of an Over-collateralization Increase Amount on such payment date, or, if insufficient funds are available on such payment date, on subsequent payment dates, until the Over-collateralized Amount equals the Specified Over-collateralized Amount. The effect of the foregoing is to allocate losses to the holders of the trust certificates by reducing, or eliminating entirely, payments of Excess Interest and Over-collateralization Reduction Amounts which such holder would otherwise receive.

         Over-collateralization and the Policy. The Indenture requires the indenture trustee to make a claim for an Insured Payment under the policy not later than the third business day prior to any payment date as to which the indenture trustee has determined that an Over-collateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the notes on such payment date. The note insurer has the option on any payment date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the notes if sufficient funds were available therefor. However, investors in the notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

FLOW OF FUNDS

         On each payment date, the indenture trustee, based solely on the information received from the servicer in the servicer remittance report prior to such payment date, shall make payments to the holders of the notes and reimbursement to the note insurer under the Insurance Agreement, to the extent of funds, including any Insured Payments, on deposit in the payment account, as follows:

         (a) to the indenture trustee, an amount equal to the fees then due to it;

         (b) from amounts then on deposit in the payment account, to the note insurer the Premium Amount for such payment date;

         (c) from amounts then on deposit in the payment account, the Interest Payment Amount for the notes;

         (d) from amounts then on deposit in the payment account, the Principal Payment Amount for the notes, until the principal balance of the notes is reduced to zero;

         (e) from amounts then on deposit in the payment account, the Reimbursement Amount for the notes;

         (f) from amounts then on deposit in the payment account, the amount of any Net Mortgage Loan Interest Shortfalls for the notes; and

         (g) following the making by the indenture trustee of all allocations, transfers and disbursements described above, to the holders of the trust certificates, the amount remaining on such payment date in the payment account, if any.

INDENTURE EVENTS OF DEFAULT

         Upon the occurrence of an event of default, the indenture trustee, upon the direction of the note insurer -- or the majority holders of the notes if the note insurer is in default under the Insurance Agreement -- shall declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. An event of default, wherever used herein, means any one of the following events:

         1. the trust shall fail to pay or cause to be paid to the indenture trustee, for the benefit of the holders of the notes, on any payment date, all or part of any Interest Payment Amount due on the notes on such payment date and all or a part of any Net Mortgage Loan Interest Shortfalls due on the notes on the maturity date of the notes; or

         2. the trust shall fail to pay or cause to be paid to the indenture trustee, for the benefit of the holders of the notes, (x) on any payment date an amount equal to the principal due on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the collection account or
(y) on the final stated maturity date for the notes, the aggregate outstanding principal balance of the notes; or

         3. the trust shall breach or default in the due observance of any one or more of the negative covenants under the Indenture; or

         4. the trust shall consent to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the trust is generally not paying its debts as they come due, or the trust shall make a general assignment for the benefit of creditors; or

         5. the trust shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the trust in any such proceeding, or the trust shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

         6. an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver, trustee or liquidator, or other similar official, of the trust or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

         7. a petition against the trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the trust, any court of competent jurisdiction shall assume jurisdiction, custody or control of the trust or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety days.

REPORTS TO NOTEHOLDERS

         Pursuant to the Indenture, on each payment date the indenture trustee will deliver to the depositor and each holder of a note or a trust certificate a written remittance report, provided to the indenture trustee and the note insurer by the servicer, containing information, including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date, the amount of any Insured Payment included in such payment on such payment date and such other information as required by the Indenture.

AMENDMENT

         The Indenture may be amended from time to time by the trust and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the holder of the notes, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, that such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes, adversely affect in any material respect the interests of any holder of the notes; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of such note, or change the rights or obligations of any other party to the Indenture without the consent of such party.

         The Indenture may be amended from time to time by the trust and the indenture trustee with the consent of the note insurer, and the holders of the majority of the percentage interest of the notes and the trust certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of such note or reduce the percentage of the notes whose holders are required to consent to any such amendment without the consent of the holders of 100% of the notes.

         The Unaffiliated Seller's Agreement and the Sale and Servicing Agreement contain substantially similar restrictions regarding amendment.

                         SERVICING OF THE MORTGAGE LOANS

         American Business Credit will act as the servicer of the mortgage loans. Upland Mortgage and New Jersey Mortgage will act as subservicers with respect to a portion of the mortgage loans. See "The Originators, the Seller, the Servicer and the Subservicer" herein. The servicer and the subservicers will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own account, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the holders of the notes on them.

SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for its activities as servicer under the Sale and Servicing Agreement, the servicer shall be entitled with respect to each mortgage loan to the servicing fee, which shall be payable monthly from amounts on deposit in the collection account. The servicing fee shall be an amount equal to interest at one-twelfth of the servicing fee rate for such mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.70% per annum. In addition, the servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, prepayment fees or similar items. The servicer shall also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Sale and Servicing Agreement.

PERIODIC ADVANCES AND SERVICER ADVANCES

         Periodic Advances. The servicer is required to make Periodic Advances on each servicer remittance date, subject to the servicer's determination that such advance would be recoverable. Such Periodic Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the notes, plus an additional amount intended to maintain a specified level of over-collateralization and to pay the indenture trustee's fees, and the premium due the note insurer. Notwithstanding the servicer's good faith determination that a Periodic Advance was recoverable when made, if such Periodic Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate. See "Description of the Notes -- Payments on the Mortgage Loans" herein.

         Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a prudent mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to,

         o    the preservation and restoration of the mortgaged property,

         o    enforcement proceedings, including foreclosures,

         o expenditures relating to the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, and

         o certain other customary amounts described in the Sale and Servicing Agreement.

         These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time such servicing advance was made, that it would be recoverable, such servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate.

         Recovery of Advances. The servicer may recover Periodic Advances and servicing advances to the extent permitted by the Sale and Servicing Agreement or, if not recovered from the mortgagor on whose behalf such servicing advance or Periodic Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a Periodic Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the payment account.

         The servicer shall not be required to make any Periodic Advance or servicing advance which it determines would be a nonrecoverable Periodic Advance or nonrecoverable servicing advance. A Periodic Advance or servicing advance is "nonrecoverable" if in the good faith judgment of the servicer, such Periodic Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

         Not later than the close of business on the 10th day of each month, the servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. Insured Payments do not cover Prepayment Interest Shortfalls.

RELIEF ACT SHORTFALLS

         The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will not reduce the amount of Current Interest due to the holders of the notes. However, in the event the full amount of Current Interest is not available on any payment date due to Relief Act Shortfalls, the amount of such shortfall will not be covered by the policy. Such shortfalls in Current Interest will be paid from the Excess Interest, if any, otherwise payable to the holders of the trust certificates.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

         The seller, or any affiliate of the seller, has the option, but is not obligated, to purchase from the trust any mortgage loan ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate -- net of the related servicing fee, if American Business Credit is the servicer -- plus the amount of any unreimbursed Periodic Advances and servicing advances made by the servicer with respect to such mortgage loan in accordance with the provisions specified in the Sale and Servicing Agreement. However, after the seller or its affiliates have purchased delinquent mortgage loans with an aggregate principal balance of more than 2% of the aggregate original principal balance of the mortgage loans held by the trust on the closing date, then, notwithstanding the foregoing, unless the note insurer consents, the seller or its affiliates can only purchase the mortgage loan or loans that have been delinquent for the longest period of time, until the seller or its affiliates have purchased delinquent mortgage loans with an aggregate principal balance equal to 5% of the aggregate original principal balance of the mortgage loans held by the trust on the closing date. Thereafter, the seller and its affiliates may only purchase delinquent mortgage loans with the prior consent of the note insurer.

SERVICER REPORTS

         On each servicer remittance date, the servicer is required to deliver to the note insurer, the indenture trustee, and the collateral agent, a servicer remittance report setting forth the information necessary for the indenture trustee to make the payments set forth under "--Flow of Funds" herein and containing the information to be included in the written remittance report for such payment date delivered by the indenture trustee.

         The servicer is required to deliver to the note insurer, the indenture trustee, the collateral agent and the rating agencies, not later than April 30th of each year, starting in 2002, an officer's certificate stating that,

         o the servicer has fully complied with the servicing provisions of the Sale and Servicing Agreement,

         o a review of the activities of the servicer during the preceding calendar year and of performance under the Sale and Servicing Agreement has been made under such officer's supervision, and

         o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the Sale and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the servicer to remedy such default.

         Not later than April 30th of each year, starting in 2002, the servicer, at its expense, is required to cause to be delivered to the note insurer, the indenture trustee, the collateral agent, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with the Sale and Servicing Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac require it to report, in which case such exceptions and errors shall be so reported.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the Sale and Servicing Agreement.

         If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

         Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus.

HAZARD INSURANCE

         The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the lesser of (a) the maximum insurable value of such mortgaged property or (b) the principal balance of such mortgage loan plus the outstanding balance of any mortgage loan senior to such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the payment account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The Sale and Servicing Agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the payment account the sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since residential and commercial properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the Sale and Servicing Agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

REMOVAL AND RESIGNATION OF THE SERVICER

         The note insurer may, pursuant to the Sale and Servicing Agreement, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (g), (h) or (i) below and the indenture trustee shall, at the direction of the note insurer, or may, at the direction of the majority holders of the notes, with the consent of the note insurer, in the case of any direction of the majority holders of the notes, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b), (c), (d), (e) or (f) below. Each of the following constitutes a "servicer event of default":

         (a) any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the Sale and Servicing Agreement, other than servicing advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer and the note insurer by the indenture trustee or to the servicer and the indenture trustee by the note insurer or the holders of notes evidencing percentage interests of at least 25%; or

         (b) the failure by the servicer to make any required servicing advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by any holder of a note or the note insurer; or

         (c) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the Sale and Servicing Agreement, or the failure of any representation and warranty set forth in the Sale and Servicing Agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by any holder of a note or the note insurer; or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

         (e) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

         (f) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the Sale and Servicing Agreement; or

         (h) the note insurer shall notify the indenture trustee of any "event of default" under the Insurance Agreement; or

         (i)  the occurrence of an event of default under the Indenture.

         Except to permit New Jersey Mortgage and Upland Mortgage to act as subservicers, the servicer may not assign its obligations under the Sale and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the servicer, American Business Credit, if American Business Credit is not the servicer, the note insurer, the collateral agent and the indenture trustee, or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence, in the reasonable judgment of the note insurer, of unreasonable expense. No such resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement.

         Upon removal or resignation of the servicer, the indenture trustee will be the successor servicer. The indenture trustee, as successor servicer, will be obligated to make Periodic Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the indenture trustee is unwilling or unable to act as successor servicer, or if the majority holders of the notes, with the consent of the note insurer, or the note insurer so requests, the indenture trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the Sale and Servicing Agreement and subject to the approval of the note insurer, any established mortgage loan servicing institution acceptable to the note insurer having a net worth of not less than $15,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

         The indenture trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer. See "--Servicing and Other Compensation and Payment of Expenses" herein.

OPTIONAL CLEAN-UP CALL ON THE NOTES

         The majority holder of the trust certificates may, at its option, call the notes on the Clean-up Call Date by depositing an amount equal to the aggregate outstanding principal balance of the mortgage loans on such payment date, plus accrued and unpaid interest thereon, into the payment account. If such holder does not exercise its right to call the notes on the Clean-up Call Date, then the servicer will have the right to call the notes by depositing into the payment account the amounts set forth in the preceding sentence. The note insurer must consent to the call on the notes if the call would result in a draw under the policy.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The Indenture will terminate upon notice to the indenture trustee of either: (a) the later of the payment to noteholders of the final payment or collection with respect to the last mortgage loan, or Periodic Advances of same by the servicer, or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the Indenture and the payment of all amounts due and payable to the note insurer, the collateral agent and the indenture trustee or (b) mutual consent of the servicer, the note insurer and all holders in writing; provided, however, that in no event will the trust terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Trust Agreement.

                                   THE POLICY

         The note insurer will issue a financial guaranty insurance policy for the notes. This policy unconditionally guarantees the payment of Insured Amounts and Preference Amounts on the notes. The note insurer will make each required Insured Payment to the indenture trustee on the later of (1) the payment date the Insured Payment is distributable to the holders under the indenture, and (2) the next business day following the business day the note insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the indenture trustee, specifying that an Insured Payment is due in accordance with the terms of the policy.

         The note insurer's obligation under the policy will be discharged to the extent that funds are received by the indenture trustee for distribution to the holders, whether or not those funds are properly distributed by the indenture trustee.

         For purposes of the policy, a holder as to a particular note, does not and may not include the trust, the servicer, the seller or the originators.

         The note insurer only insures the timely receipt of interest on the notes, calculated at the Class A Note Rate, the amount of any Over-collateralization Deficit, payable on each payment date on the notes and the principal balance of the notes on the final payment date. The policy will not cover the Net Mortgage Loan Interest Shortfalls, nor does the policy guarantee to the holders of the notes any particular rate of principal payment. The policy expires and terminates without any action on the part of the note insurer or any other person on the date that is one year and one day following the date the notes have been paid in full.

         In the absence of payments under the policy, holders will directly bear the credit risks associated with their notes.

         The policy is non-cancelable.

         The policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

DRAWINGS UNDER THE POLICY

         Not later than three business days prior to each payment date, the indenture trustee is required to determine, pursuant to the indenture, for the next payment date, the Net Available Amount to be on deposit in each payment account on that payment date. If there is a Deficiency Amount for a payment date, the indenture trustee is required to complete, pursuant to the indenture, a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the policy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the note insurer no later than 12:00 noon New York City time on the second business day preceding the payment date as a claim for an Insured Payment in an amount equal to the Deficiency Amount.

                                THE NOTE INSURER

         The following information has been obtained from Ambac Assurance Corporation, the note insurer, for inclusion in this prospectus supplement. No representation is made by the seller, the originators, the servicer, the depositor, the trust, the owner trustee or the underwriters or any of their affiliates as to the accuracy or completeness of the information.

         The note insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The note insurer primarily insures newly issued municipal and structured finance obligations. The note insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. have each assigned a triple-A financial strength rating to the note insurer.

         The consolidated financial statements of the note insurer and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three-year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. -- which was filed with the Securities and Exchange Commission on March 30, 2000; Securities and Exchange Commission File No. 1-10777 -- and the unaudited consolidated financial statements of the note insurer and subsidiaries as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2000 -- which was filed with the Securities and Exchange Commission on November 13, 2000 -- are incorporated by reference into this prospectus supplement and are deemed to constitute a part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the note insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of the financial statements.

         The following table sets forth the capitalization of the note insurer as of December 31, 1998, December 31, 1999 and September 30, 2000, respectively, in conformity with generally accepted accounting principles.

                                   AMBAC ASSURANCE CORPORATION
                                CONSOLIDATED CAPITALIZATION TABLE
                                       (DOLLARS IN MILLIONS)
------------------------------------------------------------------------------------------------------
                                                        DECEMBER 31,     DECEMBER 31,    SEPTEMBER 30,
                                                            1998             1999             2000
                                                         ----------       ----------       ---------
                                                                                          (Unaudited)
Unearned premiums..............................          $    1,303       $    1,442       $   1,508
Other liabilities..............................                 548              524             479
                                                         ----------       ----------       ---------
Total liabilities..............................          $    1,851       $    1,966       $   1,987
                                                         ==========       ==========       =========

Stockholder's equity:
   Common stock................................          $       82       $       82       $      82
   Additional paid-in capital..................                 541              752             757
   Accumulated other comprehensive income (loss)                138             (92)            (17)
   Retained earnings...........................               1,405            1,674           1,915
                                                         ----------       ----------       ---------
Total stockholder's equity.....................               2,166            2,416           2,737
                                                         ----------       ----------       ---------
Total liabilities and stockholder's equity.....          $    4,017       $    4,382       $   4,724
                                                         ==========       ==========       =========

         For additional financial information concerning the note insurer, see the audited financial statements of the note insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the note insurer incorporated by reference in this prospectus supplement and copies of the note insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the note insurer. The address of the note insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The note insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the note insurer and presented under the headings "The Note Insurer" and "The Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, a note will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary payment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by American Business Credit or an affiliate of American Business Credit as required or permitted under the Indenture, the Sale and Servicing Agreement or the Unaffiliated Seller's Agreement.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

         As indicated above, if purchased at other than par, the yield to maturity on a note will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The final stated maturity date is expected to be December 15, 2031 for the notes. The final stated maturity date was calculated using the assumption that the final stated maturity date is twelve months after the final stated maturity date of the mortgage loan having the latest maturity date. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final payment date with respect to the notes could occur significantly earlier than the final stated maturity date because:

         o prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur;

         o twelve months have been added to obtain the final stated maturity date above;

         o the over-collateralization provisions of the transaction result in the application of Excess Interest to the payment of principal; and

         o the majority holder of the trust certificates or, if such majority holder elects not to do so, the servicer may, at its respective option as described herein, call the notes when the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate original principal balance of the mortgage loans as of Cut-Off Date.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment" includes liquidations due to default.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement, Home Equity Prepayment, or HEP, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 23% HEP assumes a constant prepayment rate of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum in each month thereafter up to and including the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, 23% HEP assumes a constant prepayment rate of 23% per annum. As used in the table below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans in the trust estate.

         The following tables, addressing the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

         o the mortgage loans prepay at the indicated percentage of the prepayment assumption,

         o payments on the notes are received in cash on the 15th day of each month commencing in January 2001,

         o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

         o scheduled payments are assumed to be received on the first day of each month commencing in December 2000, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in December 2000, and include thirty days' interest thereon,

         o    the notes are purchased on December 21, 2000,

         o the Specified Over-collateralized Amount is as set forth in the Indenture, and

         o the mortgage loans consist of 6 mortgage loans having the following characteristics:

                                               Mortgage       Net Mortgage       Original         Remaining     Remaining Term
   Mortgage Loan           Principal           Interest         Interest      Amortizing Term  Amortizing Term    to Maturity
      Number              Balance ($)          Rate (%)         Rate (%)        (in months)      (in months)      (in months)
      ------              -----------          --------         --------        -----------      -----------      -----------
         1               110,386,170.66         12.060            11.360            336              335              205
         2                 7,826,402.18         13.194            12.494            110              109              109
         3                23,723,964.91         13.313            12.613            179              179              179
         4                34,769,995.61         11.920            11.220            239              238              238
         5                 1,638,774.79         11.127            10.427            295              294              294
         6                61,649,875.25         11.395            10.695            360              359              359

         The foregoing modeling assumptions are assumptions and are not necessarily indicative of actual performance.

         Based upon the foregoing modeling assumptions, the tables below indicate the weighted average life and earliest retirement date of the notes assuming that the related mortgage loans prepay according to the indicated percentages of the prepayment assumption.

                             WEIGHTED AVERAGE LIVES

                                                    Class A Notes

              Prepayment                           Weighted Average                           Earliest
           Assumption (HEP)                          Life in Years                         Retirement Date
           ----------------                          -------------                         ---------------
                  0%                                   15.01                                10/15/2026
                 15%                                    4.97                                 9/15/2013
                 20%                                    3.84                                10/15/2010
                 23%                                    3.36                                 7/15/2009
                 30%                                    2.60                                 7/15/2007
                 35%                                    2.23                                 7/15/2006

         The preceding table was prepared using the following assumptions:

         o the weighted average life of the notes is determined by (a) multiplying the amount of each principal payment used to retire the notes by the number of years from the closing date to the date on which such principal payment is received; (b) adding the results; and (c) dividing the sum by the original principal balance of the notes, and

         o the notes are called on the first payment date on which the aggregate outstanding principal balance of all the then outstanding mortgage loans is equal to or less than 10% of the aggregate original principal balances of the mortgage loans as of the Cut-Off Date.

         ----------------------

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of HEP.

         The Indenture provides that none of the note insurer, the trust, the owner trustee, the indenture trustee, the seller, the depositor, the originators or the servicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the Class A Note Rate, with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the depositor or the servicer.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with "Certain Federal Income Tax Considerations" in the accompanying prospectus. The discussion herein and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

TREATMENT OF THE NOTES

         The originators, the seller, the depositor and the trust agree, and the holders of the notes will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Morgan, Lewis & Bockius LLP, special tax counsel to the depositor, is of the opinion that, for federal income tax purposes, (i) the notes will be treated as indebtedness and (ii) the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities" in the accompanying prospectus.

         If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to holders of the notes and principal payments on a note will be treated as a return of capital to the extent of the holder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the trust, will report to the holders of the notes of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

         Possible Alternative Characterizations of the Notes. Although, as described above, it is the opinion of special tax counsel that for federal income tax purposes, the notes will be characterized as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, holders of the notes would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool. If the holders of the notes were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on such partner's respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a note would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the notes as indebtedness for federal income tax purposes, none of the servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

         Special Tax Attributes. The notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

         Discount and Premium. It is not anticipated that the notes will be issued with any original issue discount. See "Certain Federal Income Tax Considerations-- Taxation of Debt Securities -- Interest and Acquisition Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 23% HEP. See "Prepayment and Yield Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Premium" in the accompanying prospectus.

         Sale or Redemption of the Notes. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Certain Federal Income Tax Considerations -- Sale or Other Disposition" in the accompanying prospectus.

         Other Matters. For a discussion of backup withholding and taxation of foreign investors in the notes, see "Certain Federal Income Tax Considerations -- Tax Consequences to Holders of the Notes" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974 and the Code impose certain restrictions on:

         o    employee benefit plans, as defined in Section 3(3) of ERISA,

         o plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

         o any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and

         o persons who have certain specified relationships to such plans -- "parties-in-interest" under ERISA and "disqualified persons" under the Code.

         Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest, or disqualified persons, that engage in "prohibited transactions" involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to
Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, may be subject to excise taxes and other penalties if they engage in prohibited transactions. In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account -- e.g., through the purchase of an annuity contract. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA.

         Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in the plan asset regulation is applicable. An equity interest is defined under the plan asset regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes could change if the trust incurs losses. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

                                LEGAL INVESTMENT

         The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the Underwriting Agreement dated December 6, 2000 between the depositor and Bear, Stearns & Co. Inc., as representative of the underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed to purchase from the depositor the notes. The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the notes offered hereby if any are purchased.

         In the underwriting agreement, the underwriters have agreed to purchase the entire principal amount of the notes in the following amounts:

                                              Principal Amount of
           Underwriter                               Notes
           -----------                               -----
Bear, Stearns & Co. Inc.                       $   247,500,000
Morgan Stanley & Co. Incorporated              $    27,500,000
                                               ---------------
Total...................................       $   275,000,000
                                               ===============

         The underwriters have advised the depositor that they propose to offer the notes purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters or purchasers of the notes for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the notes purchased by the underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the underwriters and any profit on the resale of notes by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

         In connection with the offering of the notes, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the notes for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

         The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the notes and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

         For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

         The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

         Bear, Stearns & Co. Inc. is an affiliate of the depositor.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Information by Reference" and the consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, and the Quarterly Report on Form 10-Q as described under "The Note Insurer" each of which has been filed by Ambac Financial Group, Inc.

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                             ADDITIONAL INFORMATION

         Bear Stearns Asset Backed Securities, Inc. has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-43278) under the Securities Act of 1933, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three year period ended December 31, 1999, are incorporated by reference in this prospectus supplement and in the registration statement, in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing.

         The balance sheet of ABFS Mortgage Loan Trust 2000-4 as of December 14, 2000, set forth as Exhibit A hereto, has been audited by BDO Seidman LLP, independent public accountants, as set forth in their report with respect thereto, and is included herein in reliance upon the authority of that firm as experts in giving said reports.

                                  LEGAL MATTERS

         Certain legal matters in connection with the notes will be passed upon for the originators and the servicer by Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, for the trust by Stradley, Ronon, Stevens & Young, LLP, Wilmington, Delaware, for the depositor and the underwriters by Morgan, Lewis & Bockius LLP, New York, New York, and for the seller by Dewey Ballantine LLP, New York, New York.

                                     RATINGS

         It is a condition to the original issuance of the notes that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the notes will take into account the claims-paying ability of the note insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes.

                                    GLOSSARY

         The following terms have the meanings given below when used in this prospectus supplement.

         Available Amount for any payment date is the amount on deposit in the payment account, exclusive of the amount of any Insured Payment and the servicing fee, on that payment date.

         Class A Carry-Forward Amount for any payment date is the sum of (a) the amount, if any, by which (x) the Class A Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the class A notes on such immediately preceding payment date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A Note Rate.

         Class A Interest Payment Amount for any payment date will be an amount equal to the sum of the Current Interest for the class A notes on such payment date, less the amount of any Net Mortgage Loan Interest Shortfalls relating to such payment date, plus the Class A Carry-Forward Amount, less any amounts paid by the note insurer in respect of such Class A Carry-Forward Amount, in each case, as of such payment date.

         Class A Note Rate with respect to any payment date, the per annum rate equal to 7.05%; provided, that, on any payment date after the Clean-Up Call Date, the Class A Note Rate will be 7.55%.

         Clean-Up Call Date means the first payment date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate original principal balance of the mortgage loans as of the Cut-off Date.

         Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related due period and
(b) the aggregate of the servicing fees received by the servicer in the related due period; provided, however, that Compensating Interest with respect to any mortgage loan and any payment date shall not exceed the servicing fees due in respect of such mortgage loan on such payment date.

         Current Interest for any payment date is the sum of the interest that accrued on the notes at the Class A Note Rate on the aggregate outstanding principal balance of such class during the related accrual period.

         Cut-Off Date means the close of business on November 30, 2000; provided, that with respect to mortgage loans originated after November 30, 2000, the Cut-Off Date shall be the date of origination of such mortgage loans.

         Deficiency Amount means, for any payment date, the excess, if any, of Required Distributions over the Net Available Amount.

         Due for Payment means, the payment date on which Insured Amounts are due.

         Excess Interest for any payment date is equal to the excess of (x) the Available Amount for such payment date over (y) the sum of

         o    the Interest Payment Amount for such payment date;

         o the Principal Payment Amount for such payment date -- calculated for this purpose without regard to any Over-collateralization Increase Amount or portion thereof included therein;

         o any Premium Amount, Reimbursement Amount or other amount owed to the note insurer; and

         o    the indenture trustee's fees for such payment date.

         Excess Over-collateralized Amount means, with respect to a payment date, the difference, if any, between (a) the Over-collateralized Amount that would apply on such payment date after taking into account all payments to be made on such payment date, except for any payments of related
Over-collateralization Reduction Amounts, and (b) the Specified
Over-collateralized Amount.

         Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of such unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

         Insurance Proceeds are proceeds paid by any insurer other than the note insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor. "Insurance Proceeds" do not include "Insured Payments."

         Insured Amounts means, with respect to any payment date, any Deficiency Amount for such payment date.

         Insured Payments shall mean, the aggregate amount actually paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given business day.

         Interest Payment Amount means the Class A Interest Payment Amount.

         Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) the sum of the Net Liquidation Proceeds and the amount of any previously unreimbursed Periodic Advances in respect of such mortgage loan.

         Liquidated Mortgage Loan is a mortgage loan that is being liquidated by the servicer in connection with (x) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

         Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed servicing advances. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

         Liquidation Proceeds are amounts, other than Insurance Proceeds, received by the servicer in connection with (x) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or
(y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

         Mortgage Loan Interest Shortfalls means Relief Act Shortfalls and Prepayment Interest Shortfalls.

         Net Available Amount is, for any payment date, the Available Amount, less the indenture trustee's fees, the owner trustee's fees and the premiums due to the note insurer on that payment date.

         Net Foreclosure Profits as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) Liquidated Loan Losses with respect to such servicer remittance date.

         Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances made by the servicer.

         Net Mortgage Loan Interest Shortfalls for any payment date will be the aggregate of the Mortgage Loan Interest Shortfalls, if any, for such payment date, to the extent such Mortgage Loan Interest Shortfalls are not paid by the servicer as Compensating Interest.

         Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

         Over-collateralization Deficit for any payment date, is the amount by which the aggregate outstanding principal balance of the notes exceeds the aggregate principal balance of the mortgage loans.

         Over-collateralization Increase Amount for any payment date is the amount of Excess Interest to be applied as an accelerated payment of principal on the notes until the over-collateralization reaches the Specified Over-collateralized Amount. Such payment is limited to the extent of the Available Amount.

         Over-collateralization Reduction Amount with respect to any payment date, is the lesser of (a) the Excess Over-collateralized Amount for such payment date and (b) the Principal Payment Amount for such payment date (without regard to clause (b)(10) of the definition of Principal Payment Amount).

         Over-collateralized Amount means, with respect to any payment date, the excess, if any, of (a) the aggregate principal balances of the mortgage loans as of the close of business on the last day of the preceding calendar month over
(b) the aggregate principal balance of the notes as of such payment date -- following the making of all payments on such payment date, other than with respect to any Over-collateralization Increase Amount for such payment date.

         Periodic Advances means advances made by the servicer on each payment date with respect to delinquent payments of interest on the mortgage loans, at a rate equal to the interest rate on the related mortgage note, less the servicing fee rate.

         Preference Amount means any payment of principal or interest on a note which has become Due for Payment and which is made to an owner of a note by or on behalf of the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         Premium Amount means the premium payable to the note insurer on each payment date pursuant to the policy.

         Prepayment Interest Shortfall means, with respect to any payment date, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate -- or at such lower rate as may be in effect for such mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- minus the rate at which the servicing fee is calculated, over
(b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

         Principal Payment Amount for any payment date will be the lesser of:

              (a) the excess of (x) the sum, as of such payment date, of (A) the Available Amount and (B) any Insured Payment over (y) the sum of the Interest Payment Amount, the indenture trustee's fees, the Premium Amount and the Reimbursement Amount; and

              (b) the sum, without duplication, of:

                   (1) all principal in respect of the mortgage loans actually collected during the related due period;

                   (2) the principal balance of each mortgage loan that either was repurchased by the seller or purchased by the servicer on the related servicer remittance date, to the extent such principal balance is actually received by the indenture trustee;

                   (3) any substitution adjustments delivered by the seller on the related servicer remittance date in connection with a substitution of a mortgage loan, to the extent such substitution adjustments are actually received by the indenture trustee;

                   (4) the Net Liquidation Proceeds actually collected by the servicer of all mortgage loans during the prior calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

                   (5) the proceeds received by the indenture trustee upon the exercise by the trust certificateholder or the servicer, as applicable, of its option to call the notes -- to the extent such proceeds relate to principal;

                   (6) the amount of any Over-collateralization Deficit for such payment date;

                   (7) the proceeds received by the indenture trustee on any termination of the trust-- to the extent such proceeds relate to principal;

                   (8) the amount of any Over-collateralization Increase Amount for such payment date, to the extent of any Excess Interest available for such purpose;

                   (9) if the note insurer shall so elect, an amount of principal -- including Liquidated Loan Losses -- that would have been payable pursuant to clauses (1) through
                        (8) above if sufficient funds were available therefor;

                                            minus

                   (10) the amount of any Over-collateralization Reduction
                        Amount for such payment date.

         In no event will the Principal Payment Amount with respect to any payment date be (x) less than zero or (y) greater than the then outstanding aggregate principal balance of the notes.

         Qualified Substitute Mortgage Loan means any mortgage loan or mortgage loans substituted for a deleted mortgage loan and which, among other things,

         o relates or relate to a detached one-family residence or to the same type of residential dwelling or commercial property as the deleted mortgage loan and, has or have the same or a better lien priority as the deleted mortgage loan and has or have the same occupancy status as the deleted mortgage loan or is or are owner-occupied mortgaged property or properties,

         o matures or mature no later than, and not more than one year earlier than, the deleted mortgage loan,

         o has or have a LTV or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

         o has or have a CLTV or CLTVs at the time of such substitution no higher than the CLTV of the deleted mortgage loan,

         o has or have a principal balance or principal balances, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the principal balance of the deleted mortgage loan as of such date,

         o has or have a mortgage interest rate of at least the same interest rate as the deleted mortgage loan and

         o complies or comply, as of the date of substitution, with each representation and warranty set forth in the Unaffiliated Seller's Agreement.

         Reimbursement Amount means, with respect to each payment date, the amount of all Insured Payments and other amounts due to the note insurer pursuant to the Insurance Agreement which have not been previously paid.

         Relief Act Shortfalls are interest shortfalls resulting from the application of the Soldier's and Sailors' Civil Relief Act of 1940.

         Required Distributions means, with respect to (1) any payment date occurring prior to the payment date in December 2031, the sum of (x) the Interest Payment Amount -- net of any Net Mortgage Loan Interest Shortfalls -- and (y) the Over-collateralization Deficit, and (2) the final scheduled payment date, the sum of (x) the amount set forth in clause (1)(x) above and (y) the aggregate outstanding principal balance, if any, of the notes, after giving effect to all other payments of principal on the notes on that payment date.

         REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

         Specified Over-collateralized Amount with respect to any payment date will be the amount of over-collateralization which the note insurer requires with respect to such payment date and which amount may step up or step down as determined in the insurance agreement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         REPORT OF INDEPENDENT AUDITORS

First Union Trust Company, National Association, as Owner Trustee of
ABFS Mortgage Loan Trust 2000-4

         We have audited the accompanying balance sheet of ABFS Mortgage Loan Trust 2000-4, a Delaware business trust as of December 14, 2000. This balance sheet is the responsibility of the trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ABFS Mortgage Loan Trust 2000-4, at December 14, 2000, in conformity with generally accepted accounting principles.

                                           BDO Seidman LLP

December 14, 2000
Philadelphia, Pennsylvania

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Report of Independent Auditors..............................................A-1
Balance Sheet of the Trust as of December 14, 2000..........................A-2
Notes to Balance Sheet......................................................A-4

                         ABFS MORTGAGE LOAN TRUST 2000-4

                                  BALANCE SHEET

                                DECEMBER 14, 2000

--------------------------------------------------------------------------------

ASSETS

         Cash.......................................................   $ 1,000
                                                                       -------

              Total assets..........................................   $ 1,000
                                                                       =======

LIABILITIES AND CERTIFICATEHOLDERS' EQUITY

         Liabilities................................................   $     0

         Certificateholders equity..................................   $ 1,000
                                                                       -------

              Total liabilities and certificateholders' equity......   $ 1,000
                                                                       =======

         See accompanying notes.

                         ABFS MORTGAGE LOAN TRUST 2000-4

                             NOTES TO BALANCE SHEET

                                DECEMBER 14, 2000

1   Formation

    ABFS Mortgage Loan Trust 2000-4, a Delaware statutory business trust, was formed in the state of Delaware on December 12, 2000, with First Union Trust Company, National Association, as its owner trustee.

    The trust was formed to engage exclusively in the following business and financial activities: to purchase or acquire from certain direct and indirect subsidiaries of American Business Financial Services, Inc. certain property relating to certain receivables consisting of business purpose loans and consumer purpose home equity loans, and to pledge such receivables or interests therein to The Chase Manhattan Bank, as indenture trustee.

2.  Capital Contribution

    ABFS 2000-4, Inc. made an initial capital contribution of $1,000 to the trust on December 14, 2000.

3.  Registration Statement

    At December 14, 2000, the trust was in the process of preparing to issue up to $275,000,000 of its Mortgage-Backed Notes, Series 2000-4.

                                                                      PROSPECTUS

                             ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    DEPOSITOR

 --------------------------   THE SECURITIES
| CONSIDER CAREFULLY THE   |
| RISK FACTORS BEGINNING   |      Bear Stearns Asset Backed Securities, Inc., as
| ON PAGE 3 OF THIS        |  depositor, will sell the securities, which may be
| PROSPECTUS.              |  in the form of asset-backed certificates or
|                          |  asset-backed notes. Each issue of securities will
| The securities represent | have its own series designation and will evidence | obligations of the trust | either:
| only and do not          |
| represent an interest in |  o   ownership interests in certain assets in a
| or obligation of the     |      trust fund or
| depositor, the seller,   |
| the master servicer or   |  o   debt obligations secured by certain assets
| any of their affiliates. |      in a trust fund.
|                          |
| This prospectus may be   |      Each series of securities will consist of one
| used to offer and sell   |  or more classes. Each class of securities will
| the securities only if   |  represent the entitlement to a specified portion
| accompanied by a         |  of future interest payments and a specified
| prospectus supplement.   |  portion of future principal payments on the assets
 --------------------------   in the related trust fund. In each case, the
                              specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and

         o    private asset backed securities.

         Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

         Offers of the securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                DECEMBER 6, 2000

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in the following documents:

    o this prospectus, which provides general information, some of which may not apply to a particular series; and

    o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

    You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

    Each prospectus supplement generally will include the following information with respect to the related series of securities:

    o the principal amount, interest rate and authorized denominations of each class of securities;

    o information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

    o information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

    o the terms of any credit enhancement with respect to particular classes of the securities;

    o information concerning other trust fund assets, including any reserve fund;

    o    the final scheduled distribution date for each class of securities;

    o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

    o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

    o    particulars of the plan of distribution for the securities.

    If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 86 of this prospectus.

                                  RISK FACTORS

         You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

LIMITED LIQUIDITY

         No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

LIMITED ASSETS FOR MAKING PAYMENTS

         The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

         In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

         o all payments then due on the related securities have been made, and

         o any other payments specified in the related prospectus supplement have been made.

         Once released, such assets will no longer be available to make payments to securityholders.

         You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

         o funds obtained from enforcing any similar obligation of the originator of the loan, or

         o monies from any reserve fund established to pay for loan repurchases.

LIMITED PROTECTION AGAINST LOSSES

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

YOUR YIELDS ON THE SECURITIES MAY VARY

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

         o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

         o the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

         o if any party has an option to terminate the related trust early, the effect of the exercise of the option;

         o the rate and timing of defaults and losses on the assets in the related trust fund;

         o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

         o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

         All the above factors may affect the yield to maturity of the securities.

         Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

SOME LOANS REQUIRE BALLOON PAYMENTS

         Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE LOANS MAY BE UNDERWRITTEN DIFFERENTLY

         A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

PROPERTY VALUES MAY BE INSUFFICIENT

         If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

         o an overall decline in the residential real estate markets where the properties are located;

         o    failure of borrowers to maintain their properties adequately; and

         o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

         If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

HOME IMPROVEMENT CONTRACTS AND OTHER LOANS MAY NOT HAVE SUFFICIENT SECURITY

         A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

         If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE STAMPED

         The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

PRE-FUNDING MAY ADVERSELY AFFECT YOUR INVESTMENT

         The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

BANKRUPTCY LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

         Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

         The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

         o require certain disclosures to the borrowers regarding the terms of the loans;

         o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

         o regulate the use and reporting of information related to the borrower's credit experience; and

         o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

         Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

         If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

FINANCIAL INSTRUMENTS MAY NOT PERFORM AS EXPECTED

         As described under "Enhancement--Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT OWNERSHIP SECURITIES ARE SUBJECT TO ADDITIONAL RISK

         If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of FASIT ownership interest securities are also restricted.

BOOK ENTRY REGISTRATION

         Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

         Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

         Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

SECURITY RATINGS ARE NOT RECOMMENDATIONS

         Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

         There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

         o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

         o an adverse change in the financial or other condition of a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

         The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

         The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

         The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

         Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

         o all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund"); and

         o    amounts available pursuant to any other credit enhancement.

         If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The "Primary Assets" of each Trust Fund may include one or more pools of the following:

         o closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

         o securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

         The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

         If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

         o the product of the Asset Value Percentage as set forth in the Indenture and

         o    the lesser of

                   (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

                   (b) the then-outstanding principal balance of the Primary Assets.

         Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

         The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

PAYMENTS OF INTEREST

         The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement. Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

PAYMENTS OF PRINCIPAL

         On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

GENERAL

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

         o    the Primary Assets;

         o amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

         o any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

         o the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

         The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

         If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

         Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

         o    to issue the Securities;

         o    to make payments and distributions on the Securities; and

         o    to perform certain related activities.

         No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

THE LOANS

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

         Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

         o    A borrower may fail to make the required periodic payment.

         o Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

         o a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

         o a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

         To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

         Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

         The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

         The amount payable under a VA guaranty will be the percentage of the VA- insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

         o    the aggregate unpaid Principal Balance of the Loans;

         o the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o    the range and average Principal Balance of the Loans;

         o the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

         o the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

         o the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

         o the geographic distribution of any Mortgaged Properties securing the Loans;

         o for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o    the lien priority of the Loans;

         o    the delinquency status and year of origination of the Loans;

         o whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

         o in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

         The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

PRIVATE SECURITIES

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

         o pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

         o    collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be

         o a financial institution or other entity engaged generally in the business of lending;

         o a public agency or instrumentality of a state, local or federal government; or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

         If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

         o the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

         o    certain characteristics of the Underlying Loans, including

              (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

              (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

              (c) the servicing fee or range of servicing fees for the Underlying Loans;

              (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

              (e)  the lien priority of the Underlying Loans; and

              (f) the delinquency status and year of origination of such Underlying Loans;

         o    the maximum original term to stated maturity of the Private
              Securities;

         o    the weighted average term to stated maturity of the Private
              Securities;

         o the pass-through or certificate rate or range of rates for the Private Securities;

         o the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

         o the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

         o the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

         "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the

Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

         o    the sum of

              (i) the amount of interest accrued on the Securities of the Series and

              (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period,

                                      over

         o the amount of interest available from the Primary Assets in the Trust Fund.

         Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                   ENHANCEMENT

         If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

SUBORDINATED SECURITIES

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         (i)    the cost of repair or replacement of the Property, or

         (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

         If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Property with the proceeds described under clause
(i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause (ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

         If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

         If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

         If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

         Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

         If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow

Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

         o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

         o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

         (i) All payments in respect of principal, including prepayments, on the Primary Assets;

         (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;

         (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

         (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

         (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

         (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

         (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

         (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

         (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

         (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

         (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

         (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

         (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

         (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

         The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that
(i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans.

The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

EVIDENCE AS TO COMPLIANCE

         If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

         If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

         o    services similar loans in the ordinary course of its business;

         o    is reasonably satisfactory to the Trustee;

         o has a net worth of not less than the amount specified in the Prospectus Supplement;

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

         o would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

         No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

         If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

         Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

         o    the original principal amount,

         o    its unpaid Principal Balance as of the Cut-off Date,

         o    the current interest rate,

         o    the current Scheduled Payment of principal and interest,

         o    the maturity date, if any, of the related note, and

         o if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

         o the information contained in the Private Securities schedule is true and correct in all material respects;

         o immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

         o    there has been no other sale by the Private Securities; and

         o there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

         (a)  the lesser of

              (i)    the Principal Balance of the Primary Asset, and

              (ii)   the Trust Fund's federal income tax basis in the Primary
                     Asset;

                                      plus

         (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

         o have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

         o have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

         o have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

         o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors--Limited Assets for Making Payments" in this prospectus.

         No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

         The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

         (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

         (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

         (iii)  the amount of

                   (a) any overdue accrued interest included in such distribution,

                   (b) any remaining overdue accrued interest with respect to the Securities, or

                   (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

         (iv)   the amount of

                   (a) any overdue payments of scheduled principal included in the distribution,

                   (b) any remaining overdue principal amounts with respect to the Securities,

                   (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

                   (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

         (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

         (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

         (vii) the book value of any REO Property acquired by the related Trust Fund; and

         (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses (i), (ii) and (iv)(d) above for the calendar year, and

         o the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

         Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

         o any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

         o any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

         Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

         o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

         o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

         o any other Event of Default specified with respect to Notes of that Series.

         If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

         If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default

(other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

         (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

         (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the total amount of the then-outstanding Notes of the Series.

              In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then- outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF TRUSTEES

         No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

         (i)    to cure any ambiguity,

         (ii) to correct any defective provisions or to correct or supplement any provision therein,

         (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

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

         (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

         (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

         (vi)   to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

         Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66 2/3% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

         (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

         (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

         If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

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

REMIC ADMINISTRATOR

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

         In addition to such discharge with certain limitations, , if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

         The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other

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

liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a

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

commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor

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

to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

         General

         The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to

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

in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.

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

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.


                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

         o    to purchase the related Primary Assets,

         o to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

         o to establish any Reserve Funds described in the related Prospectus Supplement and

         o to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, Morgan, Lewis & Bockius LLP or such other counsel so designated in the Prospectus Supplement, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities".

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the Trustee intends to treat interest on such Debt Securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is longer than the interval between subsequent Distribution Dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first Distribution Date on a Debt Security is shorter than the interval between subsequent Distribution Dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service (the "IRS") issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest

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payments on qualified mortgages held by the REMIC or on Loans underlying
Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust-Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by

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such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets

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

described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", would cause the Trust not to be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with

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

respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable

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

portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holder's adjusted basis in the newly acquired asset.

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

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "-Restrictions on Ownership and Transfer of Residual Interest Securities" and "-Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the

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

applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that two conditions are met: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

         A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

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

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair

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

market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing

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

fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

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

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust

Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular

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

Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the Note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders.

Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally

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

equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally,

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

Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a

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

foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities") effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

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

         However, the qualification as a FASIT of any Trust Fund for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a

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

principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Securities are treated as exchanging their Securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

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

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value

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

after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor,
(2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires in general that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or

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

control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         On January 5, 2000, the United States Department of Labor (the "DOL") issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (a) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis; (b) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, (i) a lump-sum payment, or (ii) annual installment payments over a ten-year period, with interest; and (c) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to
Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         On November 13, 1986, the DOL issued final regulations (Labor Reg.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

         Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the Trust Fund, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases an equity interest, an investment in the equity interests by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain certificates representing an interest in asset-backed pass-through trusts that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The Underwriter Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in

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

connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund, other than in the case of a "Designated Transaction" (as defined below);

         (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

         (4) The trustee is not an affiliate of the underwriters, the depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

         (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith; and

         (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For purposes of the Underwriter Exemption, "Designated Transaction" means, for certificates issued on or after August 23, 2000, a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor, provided that, among other requirements: (i) such person (or its affiliate) is not an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (1997)), which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

              (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

              (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificateholders or by a rating agency.

              (3) The transfer of such additional obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

              (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

              (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the Trust Fund:

                        (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                        (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

              (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

              (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

              (8) The related prospectus or Prospectus Supplement must describe:

                        (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                        (ii)  the duration of the period of pre-funding;

                        (iii) the percentage and/or dollar amount of the Funding
                              Limit for the trust; and

                        (iv) that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to certificateholders as repayments of principal.

              (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

         On November 13, 2000, the DOL published in the Federal Register an amendment (the "November, 2000 Amendment") to the Underwriter Exemption (65 Fed. Reg. 67765 (2000)) that, effective as of August 23, 2000, permits Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Underwriter Exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving plan investments in mortgage trusts, nor the Underwriter Exemption applies to a trust which contains unsecured obligations. However, the November, 2000 Amendment provides that, for purposes of the Underwriter Exemption, residential and home equity loan receivables issued in Designated Transactions may be less than fully secured if (i) the rights and interests evidenced by the certificates issued in the Designated Transaction are not subordinated to the rights and interests evidenced by other certificates of the same trust fund,
(ii) the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and
(iii) such receivables are secured by collateral whose fair market value on the closing date of the Designated Transaction is at least 80% of the sum of (A) the outstanding principal balance due under the receivable and (B) the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York or Morgan, Lewis & Bockius LLP, New York, New York.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095 . The Depositor has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference

Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

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

                             INDEX OF DEFINED TERMS

additional obligations........................................................84
Advances......................................................................27
Agreements.....................................................................8
Amortizable Bond Premium Regulations..........................................59
Asset Value...................................................................10
Assumed Reinvestment Rate.....................................................10
Available Interest Amount.....................................................11
Capitalized Interest Account..................................................22
Cash Flow Bond Method.........................................................67
CERCLA........................................................................45
Certificates...................................................................8
Class..........................................................................9
Closed-End Loans..............................................................14
Code..........................................................................12
Collection Account.........................................................9, 26
Contingent Payment Regulations................................................56
Custodian.....................................................................33
Cut-off Date..................................................................14
Debt Securities...............................................................55
Deleted Primary Asset.........................................................35
Depositor......................................................................8
Depositor Securities..........................................................53
Disqualified Organization.....................................................63
Distribution Account...........................................................9
Distribution Date..............................................................9
DOL...........................................................................81
Eligible Investments..........................................................21
Enhancement...............................................................13, 22
EPA...........................................................................45
ERISA.........................................................................80
Escrow Account................................................................25
Events of Default.........................................................37, 38
excess servicing fee..........................................................66
FASIT.........................................................................54
FASIT Qualification Test......................................................77
FASIT Securities..............................................................76
FASIT Trust...................................................................76
FHA...........................................................................16
Final Mark-to-Market Regulations..............................................65
Final Scheduled Distribution Date.............................................11
foreign person................................................................71
Funding Limit.................................................................84
Funding Period................................................................84
Garn-St. Germain Act..........................................................48
High-Yield Interest...........................................................77
Holder.........................................................................9
Holders.......................................................................41
Home Improvement Contracts................................................10, 16
Home Improvements.........................................................10, 16
HUD...........................................................................17
Indenture......................................................................8
Installment Sales Contract....................................................51
Insurance Proceeds............................................................27
Interest Weighted Securities..................................................58
IRS...........................................................................56
Liquidation Proceeds..........................................................26
Loans.........................................................................10
market discount...............................................................58
Mortgage......................................................................33
Mortgage Loans.................................................................9
New Arrangement...............................................................78
new partnership...............................................................73
New Proposed Regulations......................................................64
Nonresidents..................................................................68
Notes..........................................................................8
OID...........................................................................55
OID Regulations...............................................................55
old partnership...............................................................73
OTS...........................................................................49
Parties in Interest...........................................................81
Pass-Through Securities.......................................................65
Pay-Through Security..........................................................57
Plan Asset Regulation.........................................................81
Plans.........................................................................80
Pool Insurance Policy.........................................................23
Pooling and Servicing Agreement................................................8
Pre-Funded Amount.............................................................21
Pre-Funding Account...........................................................21
Pre-Funding Period............................................................21
Prepayment Assumption.........................................................57
Primary Assets.................................................................9
Private Securities............................................................10
prohibited transactions.......................................................80
Property......................................................................16
PS Agreement..................................................................19
PS Servicer...................................................................19
PS Sponsor....................................................................19
PS Trustee....................................................................19
PTCE..........................................................................82
Qualifying Substitute Primary Asset...........................................35
Rating Agency..............................................................9, 87
Ratio Strip Securities........................................................66
Regular Interest Securities...................................................54
Regular Interests.............................................................59

REMIC.....................................................................12, 54
REO Property..................................................................13
Reserve Fund...............................................................9, 24
Residual Interest Security....................................................61
Residual Interests............................................................59
Revolving Credit Line Loans...................................................14
Revolving Mortgage Loans......................................................14
Scheduled Payments............................................................26
Securities.....................................................................8
Seller.........................................................................8
Servicing Fee.............................................................26, 65
Short-Term Note...............................................................70
Single Family Property........................................................15
Special Redemption Date.......................................................11
Stripped Securities...........................................................65
Tax Counsel...................................................................53
TIN...........................................................................68
Title V.......................................................................49
Trust Agreement............................................................8, 13
Trust Fund.....................................................................8
Trustee........................................................................8
U.S. Person...................................................................54
UCC...........................................................................50
Underlying Loans..........................................................10, 19
Underwriter Exemption.........................................................82
VA............................................................................16

================================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Table of Contents.......................................................   S-iii
Summary.................................................................   S-1
Risk Factors............................................................   S-3
Transaction Overview....................................................   S-5
The Mortgage Loan Pool..................................................   S-7
The Originators, the Seller and the Servicer............................   S-14
The Owner Trustee.......................................................   S-24
The Indenture Trustee and the Collateral Agent..........................   S-24
Description of the Notes and the Trust Certificates.....................   S-25
Servicing of the Mortgage Loans.........................................   S-38
The Policy..............................................................   S-44
The Note Insurer........................................................   S-45
Prepayment and Yield Considerations.....................................   S-47
Certain Federal Income Tax Considerations...............................   S-50
ERISA Considerations....................................................   S-51
Legal Investment........................................................   S-52
Plan of Distribution....................................................   S-52
Incorporation of Certain Information by Reference.......................   S-53
Additional Information..................................................   S-54
Experts.................................................................   S-54
Legal Matters...........................................................   S-54
Ratings.................................................................   S-54
Glossary................................................................   S-55

                                   PROSPECTUS

Risk Factors............................................................      3
Description of the Securities...........................................      8
The Trust Funds.........................................................     13
Enhancement.............................................................     22
Servicing of the Loans..................................................     25
The Agreements..........................................................     32
Certain Legal Aspects of the Loans......................................     42
The Depositor...........................................................     53
Use of Proceeds.........................................................     53
Certain Federal Income Tax Considerations...............................     53
State Tax Considerations................................................     76
FASIT Securities........................................................     76
ERISA Considerations....................................................     80
Legal Matters...........................................................     86
Financial Information...................................................     86
Available Information...................................................     86
Incorporation of Certain Information by Reference ......................     86
Rating..................................................................     87
Legal Investment........................................................     88
Plan of Distribution....................................................     88
Index of Defined Terms..................................................     89

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                                  $275,000,000

                              [GRAPHIC OMITTED] (R)


                         ABFS MORTGAGE LOAN TRUST 2000-4
                                     Issuer

                         AMERICAN BUSINESS CREDIT, INC.
                                    Servicer

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                    Depositor


                                  $275,000,000
                                  CLASS A NOTES

                              MORTGAGE-BACKED NOTES
                                  SERIES 2000-4


                                -----------------
                              PROSPECTUS SUPPLEMENT
                                -----------------


                            BEAR, STEARNS & CO. INC.
                           MORGAN STANLEY DEAN WITTER


                                DECEMBER 6, 2000

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